Exhibit 4.1

EXECUTION VERSION

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.

AND

INTERFACE SECURITY SYSTEMS, L.L.C.

AND EACH OF THE GUARANTORS FROM TIME TO TIME PARTY HERETO

9 ¼ % SENIOR SECURED NOTES DUE 2018

INDENTURE

Dated as of January 18, 2013

Wells Fargo Bank, N.A.,

as Trustee and Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.10
311(a)	7.12
(b)	7.12
312(a)	2.05
(b)	N.A.
(c)	N.A.
313(a)	7.06
(b)(2)	7.06; 7.07
(c)	7.06; 13.01
(d)	7.06
314(a)	4.03; 13.03
(c)(1)	13.02
(c)(2)	13.02
(c)(3)	N.A.
(d)	10.02
(e)	13.03
(f)	N.A.
315(a)	7.01
(b)	7.05;13.01
(c)	7.01; 7.05
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	N.A.
(b)	N.A.
(c)	N.A.

N.A. means not applicable.

*  This Cross Reference Table is not part of the Indenture

i

ARTICLE 13 MISCELLANEOUS		104

Section 13.01	Notices	104
Section 13.02	Certificate and Opinion as to Conditions Precedent	105
Section 13.03	Statements Required in Certificate or Opinion	105
Section 13.04	Rules by Trustee and Agents	106
Section 13.05	No Personal Liability of Directors, Officers, Employees and Stockholders	106
Section 13.06	Governing Law	106
Section 13.07	No Adverse Interpretation of Other Agreements	106
Section 13.08	Successors	106
Section 13.09	Severability	107
Section 13.10	Counterpart Originals	107
Section 13.11	Table of Contents, Headings, etc.	107
Section 13.12	Waiver of Jury Trial	107
Section 13.13	U.S.A. Patriot Act	107
Section 13.14	Benefit of Indenture	107

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF INTERCREDITOR AGREEMENT

v

INDENTURE dated as of January 18, 2013 among Interface Security Systems Holdings, Inc., a Delaware corporation (“Holdings”) and Interface Security Systems, L.L.C., a Louisiana limited liability company (the “Company” and together with Holdings, the “Issuers”), the Guarantors (as defined herein) and Wells Fargo Bank, N.A., as Trustee and Collateral Agent.

The Issuers, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Issuers’ 9 ¼ % Senior Secured Notes due 2018 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01                             Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, or expressly assumed in connection with the acquisition of assets from any such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Debt will be deemed to be incurred on the date the acquired Person becomes a Subsidiary.

“Additional Interest” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)                                 1.0% of the principal amount of the Note; or

(2)                                 the excess of:

(a)                                 the present value at such redemption date of (i) the redemption price of the Note at July 15, 2015 (such redemption price being set forth in the table appearing in Section 3.07(d)) plus (ii) all required interest payments due on the Note through July 15, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the principal amount of the Note, if greater.

The Issuers shall calculate the Applicable Premium and deliver such calculation prior to the applicable redemption date.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)                                 the sale, lease (other than inventory sold in the ordinary course of business and operating leases entered into in the ordinary course of business), conveyance or other disposition (each, a “disposition”) of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries taken as a whole will be governed by Sections 4.15 and/or 5.01 and not by Section 4.10; and

(2)                                 the issuance of Equity Interests in any of the Issuers’ Restricted Subsidiaries or the sale of Equity Interests in any of their Subsidiaries.

Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(1)                                 any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

(2)                                 a disposition between or among the Issuers and their Restricted Subsidiaries;

(3)                                 an issuance of Equity Interests by a Restricted Subsidiary of an Issuer to an Issuer or to a Restricted Subsidiary of an Issuer;

(4)                                 the disposition of equipment, inventory, products or accounts receivable in the ordinary course of business and any other disposition of damaged, no longer useful, worn-out or obsolete assets in the ordinary course of business;

(5)                                 the disposition of cash or Cash Equivalents;

(6)                                 a Restricted Payment or Permitted Investment that does not violate Section 4.07;

(7)                                 the creation of a Permitted Lien; and

(8)                                 the Permitted Hawk Disposition.

For the avoidance of doubt: (i) the licensing or abandonment of intellectual property in the ordinary course of business; (ii) the granting of leases or subleases that do not interfere in any material respect with the business of the Issuers and their Restricted Subsidiaries; (iii) the liquidation of any assets received in settlement of claims owed to an Issuer or any Restricted Subsidiary; and (iv) the voluntary or involuntary termination of a Hedging Obligation, in each such case in the ordinary course of business of the Issuers or their Subsidiaries, will not constitute an Asset Sale.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular ‘‘person’’ (as that term is used in Section 13(d)(3) of the Exchange Act), such ‘‘person’’ will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                 with respect to a partnership, the board of directors of the general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

Unless otherwise specified or the context shall otherwise require, “Board of Directors” refers to the Board of Directors of Holdings.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)                                 United States dollars;

(2)                                 securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities, unless such securities are deposited to defease any debt, of not more than one year from the date of acquisition;

(3)                                 certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million, in the case of United States banks, and $100.0 million (or the non-U.S. equivalent), in the case of non-United States banks, and, in each case, whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6)                                 securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof having, at the time of acquisition, one of the two highest ratings obtainable from Moody’s or S&P, and, in each case, maturing within one year after the date of acquisition;

(7)                                 marketable short-term money market and similar securities having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within one year after the date of acquisition; and

(8)                                 money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuers and their Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act), other than an Issuer or a Permitted Holder;

(2)                                 the adoption of a plan relating to the liquidation or dissolution of Holdings;

(3)                                 the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) other than a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holdings, measured by voting power rather than number of shares;

(4)                                 any Issuer consolidates with, or merges with or into, any Person (other than a Permitted Holder), or any Person (other than a Permitted Holder) consolidates with, or merges with or into, any Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of such Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of such Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person, or a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more than 50% of the outstanding shares of such Voting Stock (in each case, measured by voting power, and measured immediately after giving effect to such issuance); or

(5)                                 Holdings shall cease to beneficially own, directly or indirectly, 100% of the Voting Stock of the Company, other than as a result of a merger or consolidation between Holdings and the Company or a liquidation or dissolution of the Company that results in the disposition of all or substantially all of the assets of the Company to Holdings.

Notwithstanding the foregoing, no Change of Control shall occur in the event the Issuers and their Subsidiaries are acquired by a Permitted Strategic Buyer in a manner that would have otherwise triggered one or more of the foregoing clauses (1), (3), (4) or (5) if either (A) immediately after giving effect to such transaction the Permitted Strategic Buyer has an Investment Grade Rating or (B) (1) the market capitalization of such Permitted Strategic Buyer is no less than $1.5 billion and (2) after giving pro forma effect to such transaction as if it had occurred at the beginning of the most recent four-quarter period of the Issuer for which internal financial statements are available, the Fixed Charge Coverage Ratio of the Issuer (or the Permitted Strategic Buyer, as applicable) and the Guarantors shall be no less than 3.0 to 1.0; provided that, in either case, such transaction otherwise complies with the requirements set forth under Section 5.01.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means collateral as such term is defined in the Security Agreement, and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under this Indenture, the Security Documents, the Notes or the Note Guarantees is granted under any Security Document; provided, however, that “Collateral” shall not include any Excluded Assets.

“Collateral Agent” means Wells Fargo Bank, N.A. acting in its capacity as the collateral agent for the Holders and other Second Lien Creditors until a successor replaces it in accordance with the provisions of this Indenture and thereafter means any such successor.

“Commission” or “SEC” means the U.S. Securities and Exchange Commission.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)                                 an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)                                 provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)                                 the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)                                 depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)                                 costs, expenses or charges during such period relating to selling, equipping and installing new alarm systems and other products used in the business in connection with new subscriber acquisition of the Issuers and their Restricted Subsidiaries, in each case to the extent deducted from Consolidated Net Income in accordance with GAAP and net of installation revenue, minus

(6)                                 any reasonable expenses or charges related to any Equity Offering, recapitalization or Indebtedness permitted to be incurred under the Indenture (in each case, whether or not successful); plus

(7)                                 fees, costs and expenses relating to the Issuers’ strategic merger and acquisition activity in 2012; plus

(8)                                 any reasonable expenses and charges related to any Permitted Investment, acquisition or disposition permitted under the Indenture (in each case, whether or not successful) or the Refinancing Transaction; minus

(9)                                 non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding anything to the contrary herein, for purposes of Section 4.09 only, for purposes of determining Consolidated Cash Flow for the first three fiscal quarters immediately following the Issue Date, Consolidated Cash Flow shall be deemed to be equal to (a) for the four fiscal quarter period ending September 30, 2012, the Consolidated Cash Flow for the fiscal quarter ending September 30, 2012 multiplied by four, (b) for the four fiscal quarter period ending December 31, 2012, the Consolidated Cash Flow for the two consecutive fiscal quarters ending December 31, 2012 multiplied by two, and (c) for the four fiscal quarter period ending March 31, 2013, the Consolidated Cash Flow for the three consecutive fiscal quarters ending March 31, 2013 multiplied by 4/3, respectively.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                                 the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends, distributions or other payments paid in cash (or marketable securities) to the specified Person or a Restricted Subsidiary of the specified Person (or, in the case of a loss, only to the extent funded with cash from the specified Person or Restricted Subsidiary of the specified Person);

(2)                                 the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash by such Person to the Issuers or any Restricted Subsidiary in respect of such period, to the extent not already included therein;

(3)                                 the cumulative effect of a change in accounting principles will be excluded;

(4)                                 any net after-tax income or loss from discontinued operations, net after-tax gains or losses on disposal of discontinued operations and losses arising from lease dispositions will be excluded;

(5)                                 items classified as extraordinary or nonrecurring gains and losses (less all fees and expenses related thereto) or expenses (including, without limitation, costs and expenses arising from the Refinancing Transactions), and the related tax effects according to GAAP, will be excluded; and

(6)                                 any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any asset sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, in each case, will be excluded.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Issuer; provided, however, with respect to Section 2.03 and 4.02 the address shall be Wells Fargo Bank, N.A., 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust.

“Credit Agreement” means that certain credit agreement, to be entered into on or after the Issue Date, by and among the Issuers, the guarantors from time to time party thereto, the lenders from time to time party thereto and Capital One Bank, N.A., as administrative agent and collateral agent, providing for revolving credit borrowings, including any related notes, guarantees, security documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities, indentures or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders, commercial finance companies, creditors, investors or other lenders providing for revolving credit loans, term loans, hedging, bonds, debentures, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), capital leases or letters of credit, pursuant to agreements or indentures, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and without limitation as to amount, terms, conditions, covenants and other provisions, including increasing the amount of available borrowings thereunder, changing or replacing agent banks and lenders thereunder or adding, removing or reclassifying the Issuers and Subsidiaries of the Issuers as borrowers or guarantors thereunder).

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01 or Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuers to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuers may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuers and their Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of an Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of any Issuer or any Guarantor.

“DTC” means The Depository Trust Company, New York, New York, or a successor thereto.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by Holdings after the Issue Date.

“Euroclear” means the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the Notes issued in exchange for Initial Notes or Additional Notes in an Exchange Offer pursuant to the Registration Rights Agreement and Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Assets” means:

(1)                                 any asset or property right of the Issuers or any Guarantor of any nature:

(a) if the grant of a security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of such asset or property right or the Issuers’ or any Guarantor’s loss of use of such asset or property right or (ii) a breach, termination or default under any lease, license, contract, general intangible, permit or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity) to which the Issuers or such Guarantor is party;

(b) located outside the United States (other than as set forth in paragraph (a) hereof); and

(c) to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to any applicable law or principles of equity);

provided, however, that (x) such asset or property right will cease to be an Excluded Asset immediately and automatically at such time as the condition causing such abandonment, invalidation, unenforceability, breach, termination, default or prohibition is remedied or ceases to exist and (y) to the extent severable, any portion of any such asset or property right that does not result in any of the consequences specified in clauses (a) and (b) in this clause (1) will not be an Excluded Asset;

(2) Voting Stock of any Foreign Subsidiary (to the extent such Foreign Subsidiary is a “controlled foreign corporation” for U.S. federal income tax purposes) that is directly owned by any Issuer or any Guarantor, and any disregarded entity owner (direct or indirect through one or more other disregarded entities) of such Foreign Subsidiary, solely to the extent representing in excess of 65% of the total voting power of all outstanding Voting Stock of such Foreign Subsidiary or such disregarded entity owner and all Capital Stock of Foreign Subsidiaries not directly owned by a Person that is an Issuer or a Guarantor;

(3) any foreign intellectual property;

(4) any applications for trademarks or service marks filed in the United States Patent and Trademark Office pursuant to 15 U.S.C. § 1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. § 1051 Section 1(c) or Section 1(d);

(5) (i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the IRS or state or local government agencies within the following two months with respect to employees of the Issuers or any Guarantor, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Issuers or any Guarantor, (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, payroll accounts and trust accounts, and (iii) until the occurrence and continuance of an Event of Default, deposit and securities accounts maintained by the Issuers or a Guarantor with a total amount on deposit at any one time of less than $50,000 per individual account and $250,000 in the aggregate;

(6) fixed or capital assets and the related accessions and proceeds owned by the Issuers or any Guarantor that is subject to a capital lease or purchase money obligations, in each case permitted to be incurred pursuant to Sections 4.09 and 4.12 if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such fixed or capital assets, but only for so long as such prohibition is in effect and only with respect to the portion of such fixed or capital assets as to which such other Lien attaches and such prohibition applies;

(7) (a) any real property now owned or hereafter acquired by the Issuers or any Guarantor with a Fair Market Value (at the time of acquisition thereof) of less than $1.0 million and (b) all of the Issuers’ and Guarantors’ right, title and interest in any leasehold or other non-fee simple interest in any real property (x) to the extent monitoring services are not performed at such location or (y) to the extent the Issuers’ and Guarantors’ interest in such property has a Fair Market Value (determined in good faith by the Issuers at the time of acquisition thereof) of less than $1.0 million; and

(8) any assets the perfection of which would require notation of a lien on a certificate of title.

“Existing Indebtedness” means all Indebtedness of the Issuers and their Subsidiaries (other than Indebtedness under the Notes and the Note Guarantees) in existence on the Issue Date until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Holdings (unless otherwise provided in this Indenture).

“First Lien Agent” means the administrative agent or collateral agent under the First Lien Documents, and any of its respective successors or assigns and any initial or successor administrative agent or collateral agent under any subsequent First Lien Documents.

“First Lien Documents” means (a) the Credit Agreement, the First Lien Security Documents and each of the other agreements, documents or instruments under any Credit Facility evidencing or governing any First Lien Obligations and (b) any other related documents or instruments executed and delivered pursuant to any First Lien Document described in clause (a) above evidencing or governing any Obligations thereunder.

 “First Lien Obligations” means, collectively, (i) all Obligations arising under the Credit Agreement and related First Lien Documents and any other Indebtedness incurred pursuant to a Credit Facility and related First Lien Documents to the extent that such Indebtedness is secured equally and ratably with the other First Lien Obligations by the Liens on the Collateral, (ii) all reimbursement obligations (if any) and interest thereon with respect to any letter of credit or similar instruments issued pursuant to any Credit Facility described above, and (iii) all Hedging Obligations, cash management obligations and similar bank product obligations of the Issuers and the Guarantors to the extent that such obligations are secured equally and ratably with the other First Lien Obligations by the Liens on the Collateral, and all fees, expenses and other amounts payable from time to time in connection therewith.

“First Lien Security Agreement” means each collateral document, mortgage, pledge or similar agreement or guaranty entered into to secure or Guarantee the First Lien Obligations, to be dated as of the Issue Date, among the Issuers and the Guarantors in favor of the First Lien Agent, as amended or supplemented from time to time in accordance with its terms.

“First Lien Security Documents” means the First Lien Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                 acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted

Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2)                                 the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)                                 the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)                                 any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)                                 any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)                                 if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness to the extent of the remaining term thereof after the Calculation Date).

To the extent that pro forma effect is to be given to an acquisition or disposition of an entity, division, or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available and determined in good faith by a responsible financial or accounting officer of Holdings and will include Pro Forma Cost Savings.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)                                 the product of (a) all dividends (other than dividends in an aggregate amount equal to the Net Proceeds of the Permitted Hawk Disposition), whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of an Issuer (other than Disqualified Stock) or to an Issuer or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Issuers that is not a Domestic Subsidiary.

 “GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Government Securities” means securities that are:

(1)                                 direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

 “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

 “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “guarantee” has a correlative meaning.

“Guaranteed Obligations” means, collectively,

(1)                                 the prompt and full payment of the principal of, premium, if any, and interest on, the Notes when due, whether at maturity, by acceleration, redemption or otherwise, and the prompt and full payment of the interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuers to the Holders or the Trustee under the Note Documents, including all amounts that constitute part of the Guaranteed Obligations and would be owed by the Issuers but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuers; and

(2)                                 in case of any extension of time of payment or renewal of any Notes or any of such other Guaranteed Obligations, the prompt and full payment when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

“Guarantors” means (1) each Domestic Subsidiary of an Issuer as of the Issue Date and (2) each other Domestic Subsidiary of an Issuer that executes a supplemental indenture evidencing a Note Guarantee in accordance with the provisions of this Indenture, in each case, together with their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hawk Assets” means some or all of the residential contracts owned by the Issuers and their Subsidiaries on the Issue Date servicing properties that are located in the State of Texas together with some or all other assets and equipment related to the servicing of such contracts.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)                                 other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)                                 other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

in each case, not entered into for speculative purposes.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)                                 in respect of borrowed money;

(2)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 in respect of banker’s acceptances;

(4)                                 representing Capital Lease Obligations;

(5)                                 representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)                                 representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

 “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $230 million aggregate principal amount of Notes issued under this Indenture on the Issue Date, and any Notes issued upon registration of transfer thereof or in exchange therefor.

“Initial Purchaser” means Imperial Capital, LLC.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Law or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, as amended, who are not also QIBs.

“Intercreditor Agreement” means an Intercreditor Agreement substantially in the form of Exhibit F hereto entered into in connection with the issuance of any First Lien Obligations by the Issuers or any Guarantor, among the trustee, the Collateral Agent, the First Lien Agent, the Issuers and the Guarantors, and the other signatories thereto, as the same may be amended, supplemented, restated or modified from time to time.

“Investment Grade Rating” means a corporate family or similar credit rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuers or any Subsidiary of the Issuers sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuers such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of an Issuer, the Issuers will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuers’ Investments in such Subsidiary that were not sold or disposed of in an amount determined under Section 4.07(c). The acquisition by the Issuers or any Subsidiary of the Issuers of a Person that holds an Investment in a third Person will be deemed to be an Investment by such Issuer or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined under Section 4.07(c). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date of the original issuance of the Notes.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Management Agreement” means that certain management services agreement, by and between the Company and SunTx Capital Management Corp. as in effect on the Issue Date, and any amendments, supplements or replacements thereto (so long as any such amendments, supplements or replacements are not, taken as a whole, materially less favorable to Holders than the original agreement as in effect on the Issue Date), and providing for, among other things, management fees payable by the Company and its Subsidiaries in an aggregate amount not to exceed $600,000 per annum.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents granting Liens on the Issuers’ and their Restricted Subsidiaries’ properties and interests, Premises and/or the Leased Premises to secure the Notes.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)                                 any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2)                                 any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss); and

(3)                                 the portion of such Net Income attributable to non-controlling interests of Subsidiaries.

“Net Proceeds” means the aggregate cash proceeds received by the Issuers or any of their Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, property repair and replacement costs, amounts paid in reimbursement of prepaid expenses associated with such assets to the extent required by the terms of such Asset Sale, and any relocation expenses incurred as a result of the Asset Sale, (ii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (v) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale and (vi) appropriate amounts to be provided by the Issuers or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, as determined in conformity with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)                                 as to which neither the Issuers nor any of their Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)                                 no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuers or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)                                 as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuers or any of their Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Creditors” means the Trustee, the Collateral Agent, each Holder of Notes, the beneficiaries of each indemnification obligation under this Indenture, the Notes and the Security Documents, and any successor or transferee of any of the foregoing.

“Note Documents” means (a) this Indenture, the Notes, the Note Guarantees, the Security Documents and each of the other agreements, documents or instruments evidencing or governing any Obligations under the Notes and (b) any other related documents or instruments executed and delivered pursuant to any Note Document described in clause (a) above (including Section 4.16 of this Indenture) evidencing or governing any Obligations thereunder, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ Obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes (including the Exchange Notes issued in exchange thereof) and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Circular” means the Issuers’ offering circular dated January 15, 2013, relating to the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuers by two officers of Holdings, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Holdings that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of this Indenture, including Section 13.03 hereof.  The counsel may be an employee of or counsel to the Issuers or any Subsidiary of the Issuers.

“Other Pari Passu Obligations” means any Indebtedness (i) ranking pari passu in right of payment with the Notes, (ii) not secured by any Lien on the Collateral that ranks senior in priority to any Lien on the Collateral held by the Collateral Agent for the benefit of the Second Lien Creditors and (iii) containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets.

“Parent” means any direct or indirect parent company of Holdings.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means any business engaged in by the Issuers or any of their Restricted Subsidiaries on the Issue Date and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuers and their Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Hawk Disposition” means the disposition of the Hawk Assets so long as (a) such disposition occurs prior to the first anniversary of the Issue Date and (b) after giving pro forma effect to such disposition, the Recurring Monthly Revenue of the Issuers and their Restricted Subsidiaries

(excluding the Recurring Monthly Revenue relating to the disposed Hawk Assets) is not less than $7.8 million, as of the most recently ended full fiscal quarter for which internal financial statements are available immediately preceding the date of such disposition.

“Permitted Holders” means Sponsor and each of its Affiliates or funds controlled or managed by it or its Affiliates other than any portfolio companies of any of the foregoing. Any Person or group whose acquisition of Beneficial Ownership constitutes a Change of Control under clause (3) of the definition of “Change of Control” in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders of Notes in accordance with this Indenture) will thereafter constitute additional Permitted Holders.

“Permitted Investments” means:

(1)                                 any Investment in an Issuer or in a Restricted Subsidiary of an Issuer that is a Guarantor;

(2)                                 any Investment in cash or Cash Equivalents;

(3)                                 any Investment by an Issuer or any Restricted Subsidiary of an Issuer in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary of an Issuer and a Guarantor; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, an Issuer or a Restricted Subsidiary of an Issuer that is a Guarantor;

and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; provided that such Investments (other than any Excluded Assets) shall be pledged as Collateral to the extent the assets subject to such Asset Sale constituted Collateral;

(5)                                 any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of an Issuer;

(6)                                 any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuers or any of their Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons;

(7)                                 Investments represented by Hedging Obligations;

(8)                                 loans or advances to employees made in the ordinary course of business of the Issuers or any Restricted Subsidiary of the Issuers in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(9)                                 repurchases of the Notes;

(10)                          any Investment existing on the date of this Indenture and any Investment that replaces, refinances or refunds any existing Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(11)                          receivables owed to the Issuers or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuers or any such Restricted Subsidiary deems reasonable under the circumstances;

(12)                          workers’ compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business, other pledges and deposits permitted under the definition of “Permitted Liens,” and endorsements of negotiable instruments and documents in the ordinary course of business;

(13)                          Guarantees issued in accordance with Section 4.09;

(14)                          advances, loans or extensions of credit to suppliers and vendors in the ordinary course of business; and

(15)                          other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed $10.0 million.

“Permitted Liens” means:

(1)                                 Liens on assets of the Issuers or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of this Indenture to be incurred and/or securing Hedging Obligations related thereto;

(2)                                 Liens in favor of the Issuers or the Guarantors;

(3)                                 Liens on property of a Person existing at the time such Person is merged with or into or consolidated with an Issuer or any Restricted Subsidiary of an Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with such Issuer or such Restricted Subsidiary;

(4)                                 Liens on property (including Capital Stock) existing at the time of acquisition of the property by an Issuer or any Restricted Subsidiary of the Issuers; provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

(5)                                 Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)                                 Liens to secure Indebtedness, mortgage financings or purchase money obligations (including Capital Lease Obligations) permitted by Section 4.09(b)(4) or (b)(15) covering only the assets acquired with or financed by such Indebtedness;

(7)                                 Liens existing on the Issue Date;

(8)                                 Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)                                 Liens imposed by law or ordinary course of business contracts, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business and liens on deposits in the ordinary course of business to secure liability to insurance carriers;

(10)                          survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11)                          Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees), including for the sake of clarity, any Additional Notes permitted under this Indenture;

(12)                          Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)                                 the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)                                 the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and accrued but unpaid interest and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13)                          leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuers or any of their Restricted Subsidiaries;

(14)                          Liens incurred in the ordinary course of business of the Issuers or any Restricted Subsidiary of the Issuers with respect to obligations that do not exceed $5.0 million at any one time outstanding;

(15)                          the filing of Uniform Commercial Code financing statements solely as a precautionary measure in connection with operating leases (other than any sale and leaseback transaction) or consignment of goods;

(16)                          Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code (or equivalent statutes) on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(17)                          Liens to secure Indebtedness permitted under Section 4.09(b)(14);

(18)                          Pledges or deposits made in the ordinary course of business (A) in connection with bids, tenders, leases, performance bonds and similar obligations, or (B) in connection with workers’ compensation, unemployment insurance and other social security or similar legislation;

(19)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(20)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuers or any of their Restricted Subsidiaries in the ordinary course of business;

(21)                          any attachment or judgment Lien that does not constitute an Event of Default;

(22)                          Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred or outstanding under this Indenture, provided that such Liens are solely for the benefit of the trustees, agents and representatives in their capacities as such and not for the benefit of the holders of such Indebtedness; and

(23)                          Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.07.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

“Permitted Parent Payments” means, without duplication as to amounts:

(1)                                 Permitted Tax Distributions;

(2)                                 dividends or distributions to Parent to permit Parent to pay general corporate overhead expenses of any Parent, including (a) bona fide franchise taxes and (b) legal, accounting and administrative fees and expenses, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuers and their Restricted Subsidiaries (provided that for so long as such Parent owns no assets other than the Capital Stock in the Issuers or another direct or indirect parent entity of the Issuers, such fees and expenses shall be deemed for purposes of this clause (2) to be so attributable to such ownership or operation); provided that the amounts in subclause (b) shall not exceed $500,000 in any year; and

(3)                                 dividends or distributions to permit the payment of Sponsor’s reasonable out-of-pocket expenses under the Management Agreement.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuers or any of their Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuers or any of their Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                 the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)                                 if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)                                 such Indebtedness is incurred either by the Issuers or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Strategic Buyer” means any Person that either directly, or through one or more of its operating subsidiaries, is engaged in a Permitted Business.

“Permitted Tax Distribution” means if an Issuer is either (i) a member of an affiliated group filing consolidated or combined returns of which it is not the common parent, or (ii) an entity that is wholly owned by a member of such affiliated group or the common parent of such affiliated group and is treated as a disregarded entity for U.S. federal income tax purposes, the payment by such Issuer to the common parent of such group of the consolidated or combined federal, state and local income taxes payable by the common parent for such group but only to the extent such taxes are attributable to the income or business of such Issuer and its Restricted Subsidiaries; provided that the amount of such payments in any taxable year does not exceed the amount that such Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such taxable year were such Issuer and such Restricted Subsidiaries to pay such taxes separately from any such common parent (as though such Issuer were a corporation and the common parent of a separate affiliated group filing consolidated or combined returns with respect to the taxable income of such Issuer and such Restricted Subsidiaries for such period). For purposes of the computation, it will be assumed that any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that arise in any period will be available to offset taxable income payable in later years.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Cost Savings” means, with respect to any acquisition or disposition of an entity, division or line of business, for purposes of calculation of the Fixed Charge Coverage Ratio as of any date, the reduction in net costs and related adjustments that (1) were directly attributable to such acquisition or disposition of an entity, division or line of business and were calculated on a basis that is consistent with Regulation S-X under the Securities Act as then in effect, (2) were actually implemented in connection with or as a result of such acquisition or disposition of an entity, division or line of business within twelve months after the date of the transaction and prior to the date of calculation of the Fixed Charge Coverage Ratio that are supportable and quantifiable by the underlying accounting records and/or (3) relate to an acquisition or disposition of an entity, division or line of business that the Issuers reasonably determine to be probable and are based upon specifically identifiable actions to be taken within twelve months of the date of the closing of such acquisition or disposition of an entity, division or line of business and, in the case of each of (1), (2) and (3), are described, as provided below, in an Officers’ Certificate, as if all such reductions in costs had been effected as of the beginning of the applicable four-quarter period. Pro Forma Costs Savings described above shall be established by a certificate delivered to the Trustee from the Chief Executive Officer or Chief Financial Officer of Holdings that outlines the specific actions taken or to be taken and the net cost savings achieved or to be achieved from each such action and, in the case of clause (3) above, that states such savings have been determined in management’s reasonable judgment to be probable based on information then available.

 “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Recurring Monthly Revenue” means, the contractually obligated recurring payments per month (net of third-party pass-through charges, assessments of taxes and net of any customer discounts) then being received by the Issuers or any Restricted Subsidiaries, measured as of the last day of the most recently ended fiscal month period for which internal financial statements are available.

“Refinancing Transaction” means the issuance of the Notes on the Issue Date, entry into the Credit Agreement and the other transactions described in the Offering Circular under the heading “Use of Proceeds.”

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 18, 2013, among the Issuers, the Guarantors and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuers and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to the rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

 “Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

 “Second Lien Creditors” means the Trustee, the Collateral Agent, each Holder of Notes, the beneficiaries of each indemnification obligation under this Indenture, the Notes and the Security Documents, and any successor or transferee of any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the security agreement dated as of the Issue Date among the Collateral Agent, the Issuers and the Guarantors, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Security Documents” means the security agreements, pledge agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, control agreements, the Security Agreement, the Intercreditor Agreement (if applicable) and related agreements (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, to secure any Obligations or under which rights or remedies with respect to any such Lien are governed.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Sponsor” means SunTx Capital Management Corp. and its controlled Affiliates (other than any portfolio company of the Sponsor).

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

 “Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Unless otherwise specified or the context shall otherwise require, “Subsidiary” refers to a Subsidiary of Holdings.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 15, 2015; provided, however, that if the period from the redemption date to July 15, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

 “Trustee” means Wells Fargo Bank, N.A. until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of an Issuer that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)                                 has no Indebtedness other than Non-Recourse Debt;

(2)                                 except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Issuers or any Restricted Subsidiary of the Issuers unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuers;

 (3)                              is a Person with respect to which neither the Issuers nor any of their Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                 has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Issuers as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuers as of such date and any Lien of such Subsidiary will be deemed to be incurred as of such date and, if such Indebtedness is not permitted to be incurred pursuant to Section 4.09, or such Lien is not permitted to be incurred as of such date pursuant to Section 4.12, then in, in either case, the Issuer will be in breach or default of Section 4.09 or 4.12, respectively.

“U.S. Person” means a U.S. person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

Section 1.02                             Other Definitions.

Defined in
Term	Section

“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“Discharge”	8.02
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Lease”	4.22
“Leased Premises”	4.22
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Premises”	4.21
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07

Section 1.03                             Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and in the plural include the singular;

(5)                                 “will” shall be interpreted to express a command;

(6)                                 provisions apply to successive events and transactions;

(7)                                 references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(8)                                 when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”.

Section 1.04                             Trust Indenture Act Matters.

If and to the extent that any provisions of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture (including Sections 10.02 and 10.03) modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms have the following meanings in this Indenture:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means each Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

ARTICLE 2

THE NOTES

Section 2.01                             Form and Dating.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may be issued in definitive or global forms hereunder.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  Notwithstanding any provision of this Indenture or the Notes any pro rata redemptions or repurchases of the Notes by the Issuer pursuant to this Indenture shall be made in a manner that preserves the authorized denominations of the Notes.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global and Definitive Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of

Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  Temporary Global Notes.  Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  The Restricted Period will be terminated upon the receipt by the Trustee of an Officers’ Certificate from the Issuer.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02                             Execution and Authentication.

At least one Officer of each Issuer must sign the Notes for such Issuer by manual or facsimile signature.

If an Officer of each Issuer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and deliver: (i) on the date of this Indenture, an aggregate principal amount of $230.0 million of Notes, (ii) any Additional Notes in accordance with Sections 4.09 and 4.12, hereof and (iii) Exchange Notes for issue only in an Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of Notes, in each case upon receipt of a written order of the Issuer signed by one Officer (an “Authentication Order”).  Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee shall also authenticate and deliver Notes at the times and in the manner specified in Sections 2.06, 2.07, 2.10, 3.06, 3.09, 4.15 and 9.04.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

The Issuers may issue Additional Notes from time to time after the offering of the Initial Notes.  The Initial Notes, the Exchange Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Section 2.03                             Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04                             Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) will have no further liability for the money.  If the Issuers or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05                             Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each regular record date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.06                             Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1)                                 the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(2)                                 the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act; or

(3)                                 upon the request of the Depositary after there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subparagraph (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the letter of transmittal delivered by the Holder of such beneficial interest in the Restricted Global Note. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof, the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (i) a participating broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)                               such transfer is effected pursuant to a shelf registration statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a participating broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)                                  if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                 Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof., the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the designated principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                 Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(1)(A) and 2.06(c)(1)(C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)                                 Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof, the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (i) a participating broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)                               such transfer is effected pursuant to a shelf registration statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a participating broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)                                 Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the designated principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)                                 Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with

Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)                                 Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof, the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (i) a participating broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)                               such transfer is effected pursuant to a shelf registration statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a participating broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)                                  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                                 Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)                                 Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                                 Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof, the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (i) a participating broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)                               such transfer is effected pursuant to a shelf registration statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a participating broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)                                  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1)                                 one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable letters of transmittal that (A) they are not participating broker-dealers or, if they are participating broker-dealers, they will deliver a prospectus in connection with any resale of the Exchange Notes, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 405 under the Securities Act) of the Issuer; and

(2)                                 Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable letters of transmittal that (A) they are not participating broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the designated principal amount.

(g)                                  Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                 Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE

144 UNDER THE SECURITIES ACT ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR THE INITIAL PURCHASER’S OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.”

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)                                 Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE

INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)                                 Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(4)                                 Additional Legends.  Definitive Notes issued to Affiliates of the Issuer may bear additional legends to reflect further restrictions on transfer.

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                                 No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3)                                 The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                 Neither the Registrar nor the Issuers will be required:

(A)                               to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption pursuant to Section 3.02 hereof and ending at the close of business on the day of selection;

(B)                               to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                               to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7)                                 The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)                                 All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(j)                                    The Issuers will not be required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(k)                                 Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depository.

Section 2.07                             Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receive evidence of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Issuers’ and the Trustee’s requirements are met.  If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                             Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid pursuant to Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09                             Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any of their respective Affiliates, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.10                             Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and execute and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

The Issuers shall cause definitive Notes to be prepared and authenticated without unreasonable delay.  After the preparation of the definitive Notes, the temporary Notes shall be exchanged for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers, without charge to the Holder.  Upon surrender for cancellation of one or more temporary Notes, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefore a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11                             Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes (subject to the record retention requirement of the Trustee).  Certification of the cancellation of all canceled Notes will be delivered to the Issuers upon written request.  The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.  To the extent that any Notes are held in the form of Global Notes and less than all of such Global Notes are to be cancelled, the reduction of the principal amount of any such Global Note and the Registrar’s notation of such cancellation on its books and records shall be deemed to satisfy any cancellation requirement, provided that certification of such cancellation shall be delivered to the Issuers upon written request.

Section 2.12                             Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed (or transmitted otherwise in accordance with the applicable procedures of DTC) to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13                             CUSIP Numbers.

The Issuers in issuing the Notes may use CUSIP, ISIN or other such numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN or other such numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other numbers.

Section 2.14                             Trustee’s Disclaimer.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.  Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.15                             Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange for, Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 2.15.

Without limiting the generality of this Section, unless otherwise provided in or pursuant to this Indenture, (i) a Holder, including a Depositary or its nominee that is a Holder of a Global Note etc., may give, make or take, by an agent or agents duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted in or pursuant to this Indenture to be given, made or taken by Holders, and a Depositary or its nominee that is a Holder of a Global Security may duly appoint in writing as its agent or agents members of, or participants in, such Depositary holding interests in such Global Security in the records of such Depositary; and (ii) with respect to any Global Security the Depositary for which is DTC, any consent or other action given, made or taken by an “agent member” of DTC by electronic means in accordance with the Automated Tender Offer Procedures system or other Applicable Procedures of, and pursuant to authorization by, DTC shall be deemed to constitute the “Act” of the Holder of such Global Security, and such Act shall be deemed to have been delivered to the Issuers, the Guarantors and the Trustee upon the delivery by DTC of an “agent’s message” or other notice of such consent or other action having been so given, made or taken in accordance with the Applicable Procedures of DTC.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Nolder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(d)                                 If the Issuers shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Without limiting the foregoing, a Holder entitled hereunder to give, make or take any action hereunder with regard to any particular Note may do so, in person or by an agent duly appointed in writing, with regard to all or any part of the principal amount of such Note.

For purposes of this Indenture, any action by the Holders that may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 2.16                             Additional Interest.

If Additional Interest is payable by the Issuers pursuant to the Registration Rights Agreement and paragraph 1 of the Notes, the Issuers shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable.  Unless and until an officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable.  The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Issuers directly or otherwise directing the Trustee to take such action in accordance with the terms of this Indenture and the Notes.  If the Issuers have paid Additional Interest directly to persons entitled to it, the Issuers shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01                             Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 45 days before a redemption date (or such shorter period as the Trustee shall agree), an Officers’ Certificate setting forth:

(1)                                 the CUSIP number;

(2)                                 the clause of this Indenture pursuant to which the redemption shall occur;

(3)                                 the redemption date;

(4)                                 the principal amount of Notes to be redeemed;

(5)                                 the redemption price.; and

(6)                                 the Notes to be redeemed, if a partial redemption.

Section 3.02                             Selection and Notice.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis or by lot of such similar method (and in the case of Global Notes, in accordance with the procedures of DTC), unless otherwise required by law or applicable stock exchange requirements; provided, that no Notes of $2,000 or less shall be purchased or redeemed in part.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed.

A new Note in principal amount equal to the unpurchased or unredeemed portion of the original Note purchased or redeemed in part will be issued in the name of the holder of Notes upon cancellation of the original Note.  Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.03                             Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first-class mail (or transmitted otherwise in accordance with the applicable procedures of DTC), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice will identify the Notes to be redeemed and will state:

(1)                                 the CUSIP number;

(2)                                 the redemption date;

(3)                                 the redemption price;

(4)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(5)                                 the name and address of the Paying Agent;

(6)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(7)                                 that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(8)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(9)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee will give the notice of redemption in the name of the Issuers and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days (or such shorter periods as the Trustee shall agree) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph and stating that all conditions precedent to the giving of such notice have been complied with.

Section 3.04                             Effect of Notice of Redemption.

Notice of redemption may, at the option and discretion of the Issuers, be subject to one or more conditions precedent, including, but not limited, completion of an Equity Offering or Change of Control, as the case may be. If any such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the discretion of the Issuers, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Section 3.05                             Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest or Additional Interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                             Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07                             Optional Redemption.

(a)                                 Except as set forth in subparagraphs (b), (c) and (d) of this Section 3.07 and Section 4.15 (h), the Notes will not be redeemable at the Issuers’ option.

(b)                                 At any time prior to July 15, 2015, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price of 109.250% of the aggregate principal amount of the Notes, plus accrued and unpaid interest and Additional Interest, if any, to but not including, the redemption date using an amount of cash equal to the net cash proceeds of one or more Equity Offerings, provided that:

(1)           at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by an Issuer or a Subsidiary of an Issuer) remains outstanding immediately after the occurrence of such redemption; and

(2)                                 the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(c)                                  At any time prior to July 15, 2015, the Notes may be redeemed in whole or in part at the option of the Issuers upon not less than 30 days nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address (or transmitted otherwise in accordance with the applicable procedures of DTC), with a copy to the Trustee, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to but not including the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the interest payment date).

(d)                                 On or after July 15, 2015, the Issuers may redeem the Notes, in whole or in part, upon not less than 30 days nor more than 60 days’ notice by first-class mail, postage prepaid (or transmitted otherwise in accordance with the applicable procedures of DTC), with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register (or otherwise in accordance with the procedures of DTC), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the period set forth below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

For the period below	Percentage
On or after July 15, 2015 to January 14, 2016	104.625%
On or after January 15, 2016 to July 14, 2016	103.469%
On or after July 15, 2016 to January 14, 2017	102.313%
On or after January 15, 2017 to July 14, 2017	101.156%
On or after July 15, 2017	100.000%

(e)                                  Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(f)                                   Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08                             Mandatory Redemption; Open Market Purchases.

Except as required by Sections 4.10 and 4.15 hereof, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.  The Issuers may at any time and from time to time purchase the Notes in the open market or otherwise if such purchase complies with the then applicable agreements of this Indenture.

Section 3.09                             Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof the Issuers are required to commence an Asset Sale Offer, they will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if applicable, such Other Pari Passu Obligations (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable on such interest payment date to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuers will send, by first-class mail, postage prepaid (or transmitted otherwise in accordance with the applicable procedures of DTC), a notice to the Trustee and each of the Holders.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)                                 the CUSIP number;

(2)                                 that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(3)                                 the Offer Amount, the purchase price and the Purchase Date;

(4)                                 that any Note not tendered or accepted for payment will continue to accrete or accrue interest;

(5)                                 that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrete or accrue interest on and after the Purchase Date;

(6)                                 that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(7)                                 that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(8)                                 that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, an electronic mail, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(9)                                 that, if the aggregate principal amount of Notes and Other Pari Passu Obligations surrendered by holders thereof exceeds the Offer Amount, the Issuers will select the Notes and Other Pari Passu Obligations to be purchased on a pro rata basis based on the principal amount of Notes and such Other Pari Passu Obligations surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof, will be purchased); and

(10)                          that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09.  The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.  The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01                             Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than Holdings, the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  The Issuers will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

Section 4.02                             Maintenance of Office or Agency.

The Issuers will maintain in The City of New York, New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in The City of New York, New York for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

All notices to the Trustee or the Collateral Agent hereunder shall be sent to the Corporate Trust Office at the address set forth in Section 13.01 hereof.

Section 4.03                             Reports.

(a)                                 At all times prior to the effectiveness of a registration statement filed pursuant to the Registration Rights Agreement and so long as any Notes are outstanding, the Issuers shall furnish to the Trustee, and will cause to be furnished to the Holders:

(1)                                 within 90 days after the end of each fiscal year (A) all annual financial statements that would be required to be contained in a filing with the SEC in an Annual Report on Form 10-K under the Exchange Act if the Issuers were required to file such form accompanied by a report on the annual financial statements by the Issuers’ certified independent accountants and (B) the information described in Item 303 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of Regulation S-K with respect to such period (and any applicable prior period), to the extent such information would be required to be filed in an Annual Report on Form 10-K;

(2)                                 within 50 days after the end of each of the first three fiscal quarters of each fiscal year (A) all quarterly financial statements that would be required to be contained in a filing with the SEC in a Quarterly Report on Form 10-Q under the Exchange Act if the Issuers were required to file such form and (B) the information described in Item 303 of Regulation S-K (Management’s Discussion and Analysis of Financial Condition and Results of Operations) with respect to such period, to the extent such information would be required to be filed in a Quarterly Report on Form 10-Q; and

(3)                                 within five Business Days following the occurrence of an event required to be reported pursuant to Items 1.03, 2.01, 2.03, 2.04, 2.06, 4.01, 4.02, 5.01, 5.02(b) (but solely with respect to the chief executive officer and chief financial officer of Holdings) and 5.02(c), the information that would be required to be filed with the SEC on a Current Report on Form 8-K if the Issuers were required to file such reports.

provided, however, that (a) such reports will not be required to comply with Section 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein; (b) no consolidating financial information of Subsidiaries shall be required to the extent such obligation arises under Rule 3-10 or Rule 3-16 of Regulation S-X; (c) the schedules identified in Section 5-04 of Regulation S-X under the Securities Act will not be required; and (d) no exhibits pursuant to Item 601 of Regulation S-K under the Securities Act (other than in respect of agreements required to be furnished pursuant to clause (3) above) will be required.

(b)                                 Upon request by the Issuers, the Trustee shall transmit such reports to Holders of Notes (or DTC, as long as the Notes are held in global form).

(c)                                  Except as otherwise limited herein or as described above, all such reports will be prepared in all material respects in accordance with the rules and regulations applicable to such reports.

(d)                                 The Issuers will hold a quarterly conference call for the Holders of the Notes and securities analysts to discuss such financial information no later than ten Business Days after distribution of the financial information described in Sections 4.03(a)(1) and 4.03(a)(2) above.

(e)          At all times following the effectiveness of a registration statement filed pursuant to the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers and the Guarantors will furnish to the Holders of Notes and the Trustee (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1)           all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such reports; and

(2)           all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

(f)            Upon request by the Issuers, the Trustee shall transmit such reports to Holders of Notes (or DTC, as long as the Notes are held in global form); provided, however, the Issuers shall be deemed to have furnished such reports to the Trustee and the Holders if they have filed such reports with the SEC using the EDGAR filing system and such reports are publicly available.

(g)                                  All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuers’ consolidated financial statements by the Issuers’ independent registered public accounting firm.

(h)                                 If the Issuers have designated any of their Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuers and their Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuers.

(i)                                     In addition, the Issuers and the Guarantors agree that, for so long as any of the Notes remain outstanding, they will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04                             Compliance Certificate.

(a)                                 The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuers have kept, observed, performed and fulfilled each and every covenant contained herein; and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

(b)                                 So long as any of the Notes are outstanding, the Issuers are required to deliver to the Trustee, forthwith upon (but in any event within five Business Days after) any Officer of the Issuers becoming aware of any Default or Event of Default that is continuing, an Officers’ Certificate specifying such Default or Event of Default.

Section 4.05                             Taxes; Stay, Extension and Usury Laws.

(a)           The Issuers will pay, and will cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to Holders.

(b)                                 Each of the Issuers and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06                             [Reserved].

Section 4.07                             Restricted Payments.

(a)                                 The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any other payment or distribution on account of any Issuer’s or any of their Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving an Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuers’ or any of their Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of an Issuer and other than dividends or distributions payable to an Issuer or a Restricted Subsidiary of an Issuer);

(2)                                 purchase, redeem, defease or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving an Issuer) any Equity Interests of an Issuer or any direct or indirect parent of an Issuer (other than Equity Interests owned by an Issuer or a Restricted Subsidiary);

(3)                                 make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of an Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuers and any of their Restricted Subsidiaries), except a payment of interest or principal at or within one year of the Stated Maturity thereof; or

(4)                                 make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)                                 no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)                                 the Issuers would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(3)                                 such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and their Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by Section 4.07(b)(2), (3), (4), (6), (7), (8), (10) and (11), is less than the sum, without duplication, of:

(A)          100% of the Consolidated Cash Flow (or if Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) for the period (taken as one accounting period) from January 1, 2013 to the end of the Issuers’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted

Payment, less the product of 2.0 times the Issuers’ consolidated interest expense determined in accordance with GAAP for the same period; plus

(B)                               100% of the aggregate net cash proceeds and the fair market value of marketable securities and other property received by an Issuer since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of an Issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of an Issuer that have been converted into or exchanged for such Equity Interests (other than contributions from and Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of an Issuer); plus

(C)                               to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(D)                               to the extent that any Unrestricted Subsidiary of the Issuers designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Issuers’ Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date.

(b)                                 Section 4.07(a) will not prohibit:

(1)                                 the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2)                                 the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary of an Issuer) of, Equity Interests of an Issuer (other than Disqualified Stock) or from the substantially concurrent contribution to the common equity capital of Holdings; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of Section 4.07(a);

(3)                                 the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of any Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee in exchange for, or with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)                                 the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of an Issuer to the holders of its Equity Interests on a pro rata basis;

(5)                                 the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of an Issuer or any Restricted Subsidiary of an Issuer held by any current or former officer, director or employee (or a permitted transferee therefrom) of an Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests (excluding amounts representing the cancellation of Indebtedness owed to an Issuer or a Restricted Subsidiary in connection with a repurchase of Equity Interests of an Issuer or a Restricted Subsidiary or funded by “key-man” life insurance policies) may not exceed $2.0 million in any twelve-month period;

(6)                                 repurchases, redemptions and other acquisitions and retirements of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options, and repurchases, redemptions and other acquisitions and retirements of Capital Stock made in lieu of withholding taxes in connection with any exercise or exchange of stock options;

(7)                                 Permitted Parent Payments;

(8)                                 so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of any Issuer or any Restricted Subsidiary of the Issuers issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described in Section 4.09(a);

(9)                                 so long as no Default has occurred and is continuing or would be caused thereby, payments to the Sponsor pursuant to the Management Agreement;

(10)                          Restricted Payments on or promptly after the Issue Date to effect the transactions described in this offering circular under the heading “Use of Proceeds;”

(11)                          so long as no Default has occurred and is continuing or would be caused thereby, to the extent the Permitted Hawk Disposition is consummated, Restricted Payments in an aggregate amount equal to the Net Proceeds of the Permitted Hawk Disposition;

(12)                          so long as no Default has occurred or is continuing, in the event of a Change of Control or an asset disposition, and if no Default shall have occurred and be continuing, and within 60 days after the completion of the offer to repurchase the Notes under Sections 4.10 and 4.15 (including the purchase of all Notes tendered), the payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of subordinated obligations or Disqualified Stock of any Issuer or any Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such subordinated obligations or Disqualified Stock, plus any accrued and unpaid interest or dividends thereon; provided, however, that prior to such payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuers (or a third party to the extent permitted by this Indenture) have made a Change of Control Offer or an asset disposition offer with respect to the Notes as a result of such Change of Control or asset disposition and have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer or asset disposition offer; provided further, however, that such payments, purchases, repurchases, redemptions, defeasances or other acquisitions or retirement shall be included in the calculation of the amount of Restricted Payments;

(13)                          payments to holders of non-controlling equity interests in Restricted Subsidiaries not to exceed $0.3 million in the aggregate (a) to purchase or repurchase such Equity Interests, (b) pursuant to applicable law in connection with a transaction that results in the purchase, repurchase, cancellation or exchange of such Equity Interests or (c) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a purchase, repurchase, cancellation or exchange of such Equity Interests or a consolidation, merger or transfer of assets in lieu thereof; and

(14)                          so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount at any one time outstanding not to exceed $7.5 million since the Issue Date.

(c)                                  The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuers or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of Holdings. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $15.0 million. For purposes of determining compliance with this Section 4.07, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (b)(1) through (b)(14) above, or is entitled to be made pursuant to Section 4.07(a), the Issuers may, in their sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.07.

Section 4.08                             Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)                                 The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions on its Capital Stock to the Issuers or any of their Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuers or any of their Restricted Subsidiaries;

(2)                                 make loans or advances to the Issuers or any of their Restricted Subsidiaries; or

(3)                                 sell, lease or transfer any of its properties or assets to the Issuers or any of their Restricted Subsidiaries.

(b)                                 The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 (a) agreements in respect of First Lien Obligations and (b) agreements governing Indebtedness and Hedging Obligations permitted to be entered into under this Indenture and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of those agreements, provided, that such agreements under this clause (b) and all such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement (as determined in good faith by the Issuers);

(2)                                 this Indenture, the Notes, the Note Guarantees and the Security Documents;

(3)                                 applicable law, rule, regulation or order;

(4)           any instrument governing Indebtedness or Capital Stock of a Person acquired or assumed by the Issuers or any of their Restricted Subsidiaries as in effect at the time of such acquisition or assumption (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition or assumption), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)                                 customary non-assignment provisions in leases, licenses and other commercial agreements entered into in the ordinary course of business;

(6)                                 purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3);

(7)                                 with respect to a Restricted Subsidiary, any agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary that is permitted by Section 4.10 that imposes such encumbrance or restriction pending the closing of such sale or disposition;

(8)                                 Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, renewed, refunded, refinanced, defeased or discharged (as determined in good faith by the Issuers);

(9)           Liens permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)         provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Holdings’ Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(11)         restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(12)                          customary subordination provisions governing Indebtedness permitted pursuant to Section 4.09.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, repairs, additions, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

Section 4.09                             Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)                                 The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuers will not issue any Disqualified Stock or any shares of preferred stock and will not permit any of their Restricted Subsidiaries to issue any Disqualified Stock or any shares of preferred stock; provided, however, that the Issuers and the Guarantors may incur Indebtedness (including Acquired Debt), issue Disqualified Stock or issue preferred stock, if the Fixed Charge Coverage Ratio for the Issuers and the Guarantors on a consolidated basis for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)                                 The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)                                 the incurrence by the Issuers and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuers and their Restricted Subsidiaries thereunder) not to exceed the greater of (x) $45.0 million and (y) five multiplied by the Recurring Monthly Revenue of the Issuers and their Restricted Subsidiaries as of the most recently ended full fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, or, in the case of revolving credit Indebtedness, the date on which the lender or lenders thereunder have entered into a binding agreement (subject to customary conditions to funding) to fund such Indebtedness, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Issuers or any of their Restricted Subsidiaries since the Issue Date to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10;

(2)           the incurrence by the Issuers and their Restricted Subsidiaries of Existing Indebtedness (other than Indebtedness described in clauses (1) and (3) of this Section 4.09(b);

(3)                                 the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date and by exchange notes issued pursuant to the Registration Rights Agreement and the related Note Guarantees thereof;

(4)                                 the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Issuers or any of their Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $5.0 million at any time outstanding;

(5)                                 the incurrence by an Issuer or any of their Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness), that was permitted by this Indenture to be incurred pursuant to Section 4.09(a) or Section 4.09(b)(2), (3) or (5);

(6)                                 the incurrence by an Issuer or any of their Restricted Subsidiaries of intercompany Indebtedness between or among the Issuers and any of their Restricted Subsidiaries; provided, however, that:

(a)                                 (i) if any Issuer or any Guarantor is the holder of such Indebtedness and the borrower is not an Issuer or a Guarantor, such Indebtedness must be evidenced by a promissory note which note shall be pledged to the Collateral Agent in favor of the Holders of Notes and (ii) if the borrower of such Indebtedness is an Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of an Issuer, or the Note Guarantee, in the case of a Guarantor; and

(b)                                 (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuers or a Restricted Subsidiary of the Issuers and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either an Issuer or a Restricted Subsidiary of an Issuer will be deemed, in each case, to constitute an incurrence of such Indebtedness by such Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 the issuance by any of the Issuers’ Restricted Subsidiaries to the Issuers or to any of their Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)                                 any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuers or a Restricted Subsidiary of the Issuers; and

(b)                                 any sale or other transfer of any such preferred stock to a Person that is not either an Issuer or a Restricted Subsidiary of an Issuer,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)                                 the incurrence by an Issuer or any of their Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9)                                 the guarantee by an Issuer or any of the Guarantors of Indebtedness of an Issuer or a Restricted Subsidiary of an Issuer that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)                          the incurrence by an Issuer or any of their Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, bids and performance or surety bonds in the ordinary course of business;

(11)                          the incurrence by an Issuer or any of their Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days of incurrence;

(12)                          the incurrence by an Issuer or any of their Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of an Issuer or any of their Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Issuers and any of their Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each other than an obligation for money borrowed);

(13)                          the incurrence by an Issuer or any of their Restricted Subsidiaries of Indebtedness consisting of (A) the financing of insurance premiums, (B) take-or-pay obligations contained in supply arrangements or (C) deferred compensation or equity-based compensation to current or former officers, directors, consultants, advisors or employees thereof (other than Permitted Holders), in each case in the ordinary course of business;

(14)                          the incurrence by an Issuer or any of their Restricted Subsidiaries of Indebtedness arising from agreements of an Issuer or any of their Restricted Subsidiaries providing for indemnification, earnout, holdback, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Subsidiary; and

(15)                          the incurrence by the Issuers or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed $5.0 million.

The Issuers shall not incur, and shall not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuers or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured or by virtue of being secured on a junior Lien basis or in different collateral.

(c)                                  For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (b)(1) through (b)(15) above, or is entitled to be incurred pursuant to Section 4.09(a), the Issuers will be permitted to divide and classify such item of Indebtedness on the date of its incurrence, or later divide and re-classify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Notwithstanding the foregoing, Indebtedness under the Credit Agreement (to the extent applicable) will be deemed to have been incurred on such date in reliance on the exception provided by Section 4.09(b)(1) and the Issuers will not be permitted to re-classify any portion of such Indebtedness thereafter. The accrual and capitalization of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the accrual and payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock, and unrealized losses or charges in respect of Hedging Obligations, in each case will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Issuers as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Issuers or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(d)                                 The amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)                                 the Fair Market Value of such assets at the date of determination; and

(b)                                 the amount of the Indebtedness of the other Person.

Section 4.10                             Asset Sales.

(a)                                 The Issuers will not, and will not permit any of their Restricted Subsidiaries to consummate an Asset Sale unless:

(1)                                 the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                 at least 75% of the consideration received in the Asset Sale by the Issuers or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this Section 4.10(a)(2) only, each of the following will be deemed to be cash:

(A)                               any liabilities, as shown on the most recent consolidated balance sheet of the Issuers or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuers or such Restricted Subsidiary from further liability;

(B)                               any securities, Notes or other obligations received by the Issuers or any such Restricted Subsidiary from such transferee that are promptly, but in any event within 30 days of such Asset Sale, subject to ordinary settlement periods, converted by the Issuers or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

(C)                               any stock or assets of the kind referred to in Section 4.10(b)(2) or (4).

(b)                                 Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuers (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)                                 to repay Indebtedness and other Obligations under a Credit Facility and to the extent such Credit Facility is a revolving facility, to correspondingly reduce commitments with respect thereto;

(2)                                 to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of an Issuer;

(3)                                 to make a capital expenditure;

(4)                                 to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; provided that the assets (including Voting Stock) acquired with the Net Proceeds from any disposition of Collateral are pledged as Collateral in accordance with the Security Documents, subject to the exceptions set forth therein; or

(5)                                 expenses incurred in connection with the generation of new customers or the sale of additional services to existing customers.

(c)                                  Pending the final application of any Net Proceeds, the Issuers may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d)                                 Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers will, within 30 days thereof, make one or more Asset Sale Offers to the Holders of the Notes (and, at the option of the Issuers, the holders of Other Pari Passu Obligations) to purchase Notes (and Other Pari Passu Obligations) pursuant to and subject to the conditions contained in this Indenture (each, an “Asset Sale Offer”), that are $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.09 of this Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceeds $5.0 million by mailing (or transmitting otherwise in accordance with the procedures of DTC), the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and such Other Pari Passu Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes or the Other Pari Passu Obligations tendered by such Holders thereof exceeds the amount of Excess Proceeds, the Notes and such Other Pari Passu Obligations will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Other Pari Passu Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(e)                                  Notwithstanding anything to the contrary in this Section 4.10, all references herein to “Net Proceeds” and “Excess Proceeds” shall be deemed to mean cash in an amount equal to the amount of Net Proceeds or Excess Proceeds, as applicable, but not necessarily the actual cash received from the relevant Asset Sale. The Issuers and their Subsidiaries shall have no obligation to segregate, trace or otherwise identify Net Proceeds or Excess Proceeds (other than the amounts thereof), it being agreed that cash is fungible and that the Issuers’ obligations under this Section 4.10 may be satisfied by the application of funds from other sources.

(f)                                   The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this

Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

Section 4.11                             Transactions with Affiliates.

(a)                                 The Issuers will not, and will not permit any of their Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuers (each, an “Affiliate Transaction”), unless:

(1)           the Affiliate Transaction is on terms that are no less favorable to the Issuers or the relevant Restricted Subsidiary (as determined in good faith by the Board of Directors of Holdings) than those that would have been obtained in a comparable transaction by the Issuers or such Restricted Subsidiary  with an unrelated Person; and

(2)                                 the Issuers deliver to the Trustee:

(A)                               with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, a resolution of the Board of Directors of Holdings set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Holdings; and

(B)                               with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Issuers or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)                                 The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)           the entering into, and transactions with or payments to, including grants of securities, stock options and similar rights, any current or former employee, officer, consultant, advisor or director pursuant to any compensation, service, severance or benefit plans, indemnification arrangements or rights to indemnify or arrangements entered into in the ordinary course of business;

(2)           transactions between or among the Issuers and/or their Restricted Subsidiaries;

(3)           transactions with a Person (other than an Unrestricted Subsidiary of the Issuers) that is an Affiliate of the Issuers solely because an Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)                                 reasonable fees and expenses and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Issuers or any Restricted Subsidiary as determined in good faith by the Board of Directors or senior management of an Issuer;

(5)                                 any issuance of Equity Interests (other than Disqualified Stock) of an Issuer to Affiliates of such Issuer;

(6)                                 Restricted Payments and Permitted Investments that do not violate Section 4.07;

(7)           transactions effected pursuant to agreements in effect on the Issue Date, including the Management Agreement, and described in the Offering Circular and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not materially less favorable to the Holders, taken as a whole, than the original agreement as in effect on the Issue Date as determined in good faith by the Board of Directors of Holdings);

(8)                                 payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business consistent with industry practice; and

(9)                                 transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services in the ordinary course of business.

Section 4.12                             Liens.

The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13                             Business Activities.

The Issuers will not, and will not permit any of their Restricted Subsidiaries to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Issuers and their Restricted Subsidiaries taken as a whole.

Section 4.14                             Corporate Existence.

Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)                                 their corporate existence, and the corporate, partnership or other existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary; and

(2)                                 the rights (charter and statutory), licenses and franchises of the Issuers and their Subsidiaries;

provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Subsidiaries, if the Issuers shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Subsidiaries, taken as a whole.

Section 4.15                             Offer to Repurchase Upon Change of Control.

(a)                                 If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to the offer described below (a “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within ten days following any Change of Control, the Issuers will mail such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register (or otherwise in accordance with the procedures of DTC), with the following information:

(1)                                 a Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2)                                 the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);

(3)                                 any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)                                 unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(5)                                 Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                 Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the last day of the offer period, an electronic mail, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased;

(7)                                 if such notice is sent prior to the occurrence of a Change of Control, stating the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(8)                                 that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(b)                                 While the Notes are in global form and the Issuers make an offer to purchase all or any portion of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

(c)                                  The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control pursuant to a

Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(d)                                 On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent no later than 10:00 a.m., New York City time, an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(e)                                  The Paying Agent will promptly mail to each Holder of Notes properly tendered and so accepted the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by each such Holder, if any; provided, that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f)                                   The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable. Except as described in this Section 4.15 with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(g)                                  The Issuers will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

(h)                                 In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Issuers (or any third party making such Change of Control Offer in lieu of the Issuers as described above) purchases all of the Notes tendered by such Holders, the Issuers shall have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control purchase price, including interest to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date).

(i)                                     The provisions under this Indenture relative to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Section 4.16                             Additional Note Guarantees.

If an Issuer or any of their Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date, then such Issuer will (1) cause that newly acquired or created Domestic Subsidiary to execute a supplemental indenture pursuant to which it will become a Guarantor, (2) cause the newly acquired or created Domestic Subsidiary to execute and deliver to the Trustee and the Collateral Agent amendments to the Security Documents, additional Security Documents and Intercreditor Agreement, and take such other actions necessary or as the Collateral Agent reasonably determines to be necessary or advisable to grant to the Collateral Agent for the benefit of the Holders a perfected Lien in the assets (other than Excluded Assets) of such new Domestic Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdiction as may be required by the Security Documents or by law or as may be reasonably requested by the Collateral Agent, (3) cause that newly acquired or created Domestic Subsidiary to take such further action and execute and deliver such other documents reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing, and (4) deliver an Opinion of Counsel satisfactory to the Trustee and the Collateral Agent, which shall cover the enforceability, satisfaction of all conditions precedent, compliance with this Indenture, the Security Documents and the Intercreditor Agreement and the grant and perfection of security interests, in each case, within 30 days of the date on which the Domestic Subsidiary was acquired or created as contemplated by this Indenture, Security Documents and Intercreditor Agreement.

Section 4.17                             Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of Holdings may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary or Person that becomes a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary if that designation would not cause a Default and the Subsidiary meets the definition of “Unrestricted Subsidiary.” If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuers and their Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of Permitted Investments, as determined by the Issuers. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Issuers as an Unrestricted Subsidiary will be evidenced by a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuers as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Issuers will be in default of such covenant. The Board of Directors of Holdings may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuers; provided that such designation will be deemed to be an incurrence of Indebtedness by such

Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.18                             Impairment of Security Interest

Subject to the Intercreditor Agreement, neither the Issuers nor any of their Restricted Subsidiaries will take or omit to take any action that would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Security Documents or this Indenture. Neither the Issuers nor any of their Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than the First Lien Obligations and the Notes, unless such agreement permits such Issuer or Restricted Subsidiary to first repay, or offer to repay, First Lien Obligations and the Notes.

Section 4.19                             Post-Closing

(a)                                 The Issuers shall use commercially reasonable efforts to deliver to the Trustee and the Collateral Agent promptly, but in any event not later than 90 days after the Issue Date (i) deposit account control agreements for all of the Issuers’ and Guarantors’ deposit accounts constituting Collateral, in form and substance reasonably satisfactory to the Collateral Agent; (ii) landlord waivers, in form and substance reasonably acceptable to the Collateral Agent, regarding the Issuers’ or Guarantors’ leased locations located at (A) 6340 International Parkway, Suite 100, Plano, Texas 75093, (B) 3773 Corporate Center Drive, Earth City, Missouri 63045 and (C) 572 South DeLong Street, Salt Lake City, Utah; (iii) a collateral assignment in favor of the Collateral Agent, for the benefit of the Note Creditors, of a $2,000,000 key-man insurance policy on the life of Michael Shaw; and (iv) if available and to the extent applicable, endorsements, in form and substance reasonably satisfactory to the Collateral Agent, to all property and liability insurance policies in effect on the Issue Date, naming the Collateral Agent, for the benefit of the Note Creditors, as a loss payee or additional insured, as applicable.

(b)                                 For the avoidance of doubt, the failure to satisfy clause (a) of this Section 4.19 after the use of commercially reasonable efforts to do so shall not constitute a Default or Event of Default.

Section 4.20                             Further Assurances

The Issuers shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Security Documents (although the Collateral Agent shall have no obligation to so request).  In addition, the Issuers shall, and shall cause each Guarantor to, at their sole cost and expense, execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral (although the Collateral Agent shall have no obligation to so request).  Further, from time to time, the Issuers will reasonably promptly secure the obligations under this Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral.  The Issuers shall deliver or cause to be delivered to the Collateral Agent all such instruments and documents as the Collateral Agent shall reasonably request to evidence compliance with this Section 4.20.

The Collateral Agent shall not have any obligation to request the documents referred to in this Section 4.20.

Section 4.21                             Real Estate Mortgages and Filings

With respect to any real property (individually and collectively, the “Premises”) owned by the Issuers or a Guarantor on the Issue Date and with respect to any such property to be acquired by the Issuers or a Guarantor after the Issue Date, in each case, other than to the extent such property constitutes Excluded Assets, subject to the terms of the Intercreditor Agreement:

(1)                                 The Issuers shall deliver to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages, duly executed by the Issuer or the applicable Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2)                                 The Issuers shall deliver to the Collateral Agent mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens together with customary endorsements, coinsurance and reinsurance typical for the applicable jurisdiction and accompanied by evidence of the payment in full of all premiums thereon;

(3)                                 The Issuers shall deliver to the Collateral Agent, to the extent provided to any First Lien Agent, with respect to each of the covered Premises, the most recent survey of such Premises prepared on or on behalf of the Issuers, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Issuers and the Guarantors stating that there has been no change sufficient for the title insurance company to remove all standard survey exceptions and issue the customary endorsements; and

(4)                                 If the Fair Market Value of the relevant Premise is greater than $2.0 million, the Issuers shall deliver an opinion(s) of counsel approved by the Issuers, which shall be from local counsel or special regulatory counsel in each state where a Premises is located covering the enforceability of the relevant Mortgages, the grant and perfection of security interests, the payment of recording taxes, if any, and other customary matters;

in each case, using commercially reasonable efforts to comply with the foregoing by the Issue Date, but in any event, no later than 90 days after the acquisition of the Premises.

Neither the Trustee nor the Collateral Agent has an obligation or duty to inquire as to which Premises, if any, have a Fair Market Value greater than $2.0 million.

Section 4.22                             Leasehold Mortgages and Filings; Landlord Waivers

The Issuers and the Guarantors shall use commercially reasonable efforts to deliver Mortgages with respect to the Issuers’ leasehold interests in any premises material to the business taken as a whole (except to the extent such leasehold interest would constitute Excluded Assets) (the “Leased Premises”)

occupied by an Issuer or such Guarantor pursuant to leases which may be mortgaged by their terms or the terms of the landlord consents (collectively, the “Leases,” and individually, a “Lease”), in each case, using commercially reasonable efforts to comply with the foregoing by the Issue Date, but in any event, no later than 90 days thereafter.

With respect to any leasehold Mortgage delivered pursuant to the immediately preceding paragraph, the Issuers or the applicable Guarantor shall provide to the Trustee all of the items described in clauses (2), (3) and (4) of Section 4.21 and in addition shall use their respective commercially reasonable efforts to obtain an agreement executed by the lessor under the Lease, whereby the lessor consents to the Mortgage and waives or subordinates its landlord Lien (whether granted by the instrument creating the leasehold estate or by applicable law), if any, and which shall be entered into by the Collateral Agent.

The Issuers and each of the Guarantors that is a lessee of, or becomes a lessee of, real property material to the business (except to the extent such leasehold interest would constitute Excluded Assets), is, and will be, required to use commercially reasonable efforts to deliver to the Collateral Agent a landlord waiver, in the form reasonably acceptable to the Collateral Agent executed by the lessor of such real property; provided that in the case where such lease is a lease in existence on the Issue Date, an Issuer or the Guarantor that is the lessee thereunder shall have 90 days from the Issue Date to satisfy such requirement.

ARTICLE 5

SUCCESSORS

Section 5.01                             Merger, Consolidation, or Sale of Assets.

(a)                                 No Issuer will, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuers and their Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                 either: (a) the applicable Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than an Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)                                 the Person formed by or surviving any such consolidation or merger (if other than an Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuers under the Notes, this Indenture and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

(3)                                 immediately after such transaction, no Default or Event of Default exists;

(4)                                 on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Issuers or the Person formed by or surviving any such consolidation or merger (if other than an Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(5)                                 the Trustee has received an Opinion of Counsel and Officers’ Certificate to the effect that such transaction complies with the foregoing.

(b)                                 The Issuers shall not, directly or indirectly, lease all or substantially all of their respective properties and assets and the properties and assets of their Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(c)                                  This Section 5.01 will not apply to:

(1)                                 a merger of an Issuer with an Affiliate solely for the purpose of reincorporating such Issuer in another jurisdiction; or

(2)                                 any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuers and their Restricted Subsidiaries.

Section 5.02                             Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuers in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which an Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to “Issuer” shall refer instead to the successor Person and not to an Issuer), and may exercise every right and power of an Issuer under this Indenture with the same effect as if such successor Person had been named as an Issuer herein; and (except in the case of a lease) the predecessor Issuer shall be discharged and released from all obligations and covenants under this Indenture and the Notes. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor and such discharge and release of the predecessor Issuer.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01                             Events of Default.

Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest on the Notes;

(2)           default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)                                 failure by the Issuers or any of their Restricted Subsidiaries to comply with the provisions of Section 4.10, 4.15 or 5.01 hereof;

(4)                                 failure by the Issuers or any of their Restricted Subsidiaries for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements (other than clauses (1), (2) and (3) above) in this Indenture or the Security Documents;

(5)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Restricted Subsidiaries (or the payment of which is guaranteed by the Issuers or any of their Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A)                               is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration, extension or waiver of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)                               results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6)                                 failure by the Issuers or any of their Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)                                 except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(8)                                 (y) any Security Document ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby with respect to any Collateral having a Fair Market Value in excess of $7.5 million, superior to and prior to the rights of all third Persons other than the Holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Security Document or this Indenture; or (z) the Issuers or any of the Guarantors, directly or indirectly, contests in any manner the effectiveness, validity, binding nature or enforceability of any Security Document; and

(9)                                 the Issuers or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(A)                               commences a voluntary case;

(B)                               consents to the entry of an order for relief against it in an involuntary case;

(C)                               consents to the appointment of a custodian of it or for all or substantially all of its property;

(D)                               makes a general assignment for the benefit of its creditors; or

(E)                                generally is not paying its debts as they become due; and

(10)                          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Issuers or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(B)                               appoints a custodian of the Issuers or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuers or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(C)                               orders the liquidation of the Issuers or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02                             Acceleration.

In the case of an Event of Default described in Section 6.01(9) or (10) with respect to the Issuers, any Restricted Subsidiary of the Issuers that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuers that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, by written notice to the Issuers (and to the Trustee if notice is given by Holders), may declare all the Notes to be due and payable immediately.

Section 6.03                             Other Remedies.

(a)                                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)                                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.05                             Control by Majority.

(a)                                 The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to such Notes. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

(b)                                 In the event the Trustee or Collateral Agent takes any action or follows any direction pursuant to this Indenture, the Trustee and the Collateral Agent shall be entitled to indemnification or security by the Holders reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be, against any loss, liability or expense caused by taking such action or following such direction (subject to customary exceptions).

Section 6.06                             Limitation on Suits.

Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                 such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)                                 Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)                                 such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense (subject to customary exceptions);

(4)                                 the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)                                 Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period, provided, that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07                             Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (excluding payments required by Sections 3.09, 4.10 and 4.15), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08                             Collection Suit by Trustee or the Collateral Agent.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee or the Collateral Agent may recover judgment (a) in its own name and (b)(1) in the case of the Trustee, as Trustee of an express trust or (2) in the case of the Collateral Agent, as collateral agent on behalf of the Holders, in each case against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their agents and counsel.

Section 6.09                             Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian or trustee in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee or the Collateral Agent, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel, and any other amounts due the Trustee or the Collateral Agent under the Collateral Agreements and Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee or the Collateral Agent, as the case may be, to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                             Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:                                    to the Trustee and Collateral Agent and their agents and attorneys for amounts due pursuant to Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or Collateral Agent and the costs and expenses of collection;

Second:                      to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third:                                to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 If an Event of Default occurs and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, to use the same degree of care and skill in its exercise as that of a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions by which any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                 the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                             Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)                                 Before the Trustee acts or refrains from acting, it shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if evidenced by an Officers’ Certificate.

(e)                                  The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(f)                                   The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(g)                                  In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)                                 The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and by the Collateral Agent in each of its capacities hereunder and under the Security Documents, and each agent, custodian and other Person employed to act hereunder.

(j)                                    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k)                                 The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l)                                     The Trustee shall have no duty to monitor or investigate the Issuers’ compliance with or the breach of any representation, warranty or covenant made in this Indenture.

(m)                             Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which Trustee is entitled to rely conclusively on an Officers’ Certificate). The Trustee is under no duty to examine such reports, information or other documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

Section 7.03                             Individual Rights of Trustee.

If the Trustee becomes a creditor of the Issuers or any Guarantor, this Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign.

Section 7.04                            Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this

Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                             Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail (or transmit otherwise in accordance with the applicable procedures of DTC) to Holders a notice of the Default or Event of Default within 90 days after it is known to the Trustee.  Except in the case of a Default or Event of Default in payment of principal, interest or premium, if any, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06                             Reports by the Trustee to Holders.

(a)                                 Within 60 days after each July 15 beginning with the July 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail (or transmit otherwise in accordance with the applicable procedures of DTC) to Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail (or transmit otherwise in accordance with the applicable procedures of DTC) all reports as required by TIA § 313(b).

(b)                                 A copy of each report at the time it is sent to Holders will be mailed by the Trustee to the Issuers and each stock exchange on which the Notes are listed in accordance with TIA § 313(d), if any.  The Issuers will promptly notify the Trustee upon the Notes being listed on any stock exchange.

Section 7.07                             Compensation and Indemnity.

(a)                                 The Issuers will pay to the Trustee and Collateral Agent from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuers will reimburse the Trustee and Collateral Agent promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Issuers and the Guarantors, jointly and severally, will indemnify the Trustee or any predecessor Trustee and their officers, directors, employees and agents against any and all losses, liabilities or expenses incurred by either of them arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.  Each of the Trustee and Collateral Agent will notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee or Collateral Agent to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder.  The Issuers or such Guarantor will defend the claim and the Trustee and Collateral Agent will cooperate in the defense.  The Trustee and Collateral Agent may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel.  Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or Collateral Agent.

(d)                                 To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee and Collateral Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                   The Trustee will comply with the provisions of TIA § 313(b)(2), to the extent applicable.

Section 7.08                             Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10 hereof;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a custodian or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations pursuant to Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09                             Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10                             Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee that satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11                             Rights of Agents in Other Capacities

The Trustee, any authenticating agent, any Paying Agent, any Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 7.10, may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, authenticating agent, Paying Agent, Registrar or such other agent.

Section 7.12                             Preferential Collection of Claims Against the Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a), to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                             Option to Effect Legal Defeasance and Covenant Defeasance.

The Issuers may at any time, at the option of the Board of Directors of each Issuer evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02                             Legal Defeasance and Discharge.

Upon the Issuers’ exercise pursuant to Section 8.01 of the option applicable to this Section 8.02, the Issuers and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) under this Indenture and any of the other Note Documents on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture and (to the extent relating to the Notes) all Security Documents (and the Trustee and the Collateral Agent, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04(1);

(2)                                 the Issuers’ obligations with respect to the Notes under Sections 2.03, 2.04, 2.05, 2.07, 2.10 and 4.02;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee and the Collateral Agent, including, without limitation, Sections 7.07, 8.05 and 8.07, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)                                 this Article 8.

Section 8.03                             Covenant Defeasance.

Upon the Issuers’ exercise pursuant to Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, and 4.07 through 4.23 hereof and Section 5.01(a)(4) hereof and all of their respective obligations under each covenant in Article 10 and the Security Documents with respect to the outstanding Notes and be released from the Note Guarantees on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed

“outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default pursuant to Section 6.01 hereof (and the Trustee and the Collateral Agent, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby.  In addition, upon the Issuers’ exercise pursuant to Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(8) hereof will not constitute Events of Default.

Section 8.04                             Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)                                 the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants (or, if two or more nationally recognized firms of independent public accountants decline to issue such opinion as a matter of policy after the Issuers have made reasonable efforts to obtain such an opinion, in the opinion of Holdings’ chief financial officer), to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)                                 in the case of Legal Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)                               the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)                               since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Issuers have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such Indebtedness) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than instruments being contemporaneously repaid, defeased or terminated); and

(5)                                 the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05                             Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered pursuant to Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                             Repayment to the Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                             Without Consent of Holders of Notes.

(a)                                 Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuers, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes or the Note Guarantees:

(1)                                 to cure any ambiguity, defect or inconsistency;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                 to provide for the assumption of the Issuers’ or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ or such Guarantor’s assets, as applicable;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5)                                 to conform the text of this Indenture, the Note Guarantees, the Intercreditor Agreement or other Security Documents or the Notes to any provision of the section entitled “Description of Notes” in the Offering Circular to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees, the Intercreditor Agreement or other Security Documents or the Notes;

(6)                                 to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(7)                                 to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes and to release any Guarantor from its Note Guarantee in accordance with the terms of this Indenture;

(8)                                 to make, complete or confirm any grant of Collateral permitted or required by this Indenture, the Intercreditor Agreement or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture, the Intercreditor Agreement or any of the Security Documents, as applicable;

(9)                                 if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Security Documents;

(10)                          to evidence or provide for the acceptance of appointment under this Indenture of a successor trustee or the Collateral Agent;

(11)                          to comply with the rules of any applicable securities depositary;

(12)                          to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplement or other modification from time to time of the Credit Agreement or any other agreement that is not prohibited by this Indenture; and

(13)                          to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

(b)                                 Upon the request of the Issuers accompanied by a resolution of the Board of Directors of Holdings authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 9.05 hereof, the Trustee and the Collateral Agent will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

(c)                                  In addition to the foregoing, Holders, by the acceptance of any Notes, shall be deemed to agree that the Security Documents may be amended without the consent of any Holder in circumstances set forth in the Intercreditor Agreement.

Section 9.02                             With Consent of Holders of Notes.

(a)                                 Except as provided below in this Section 9.02, this Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes or the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b)                                 Upon the request of the Issuers accompanied by a resolution of the Board of Directors of Holdings authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.05 hereof, the Trustee and the Collateral Agent will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

(c)                                  It is not be necessary for the consent of Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(d)                                 After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail (or transmit otherwise in accordance with the applicable procedures of DTC) to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of the Note Documents.  However, without the consent of each Holder affected thereby, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (except with respect to Sections 3.09, 4.10 or 4.15);

(3)                                 reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)                                 waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)                                 make any Note payable in money other than that stated in the Notes;

(6)                                 make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

(7)                                 waive a redemption payment with respect to any Note (other than a payment required by Section 3.09, 4.10 or 4.15);

(8)                                 release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9)                                 make any change in the preceding amendment, supplement and waiver provisions.

(e)                                  In addition, any amendment to, or waiver of, the provisions of this Indenture, any Security Document or the Intercreditor Agreement that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes or subordinating Liens securing the Notes (except as permitted by the terms of this Indenture, the Security Documents and the Intercreditor Agreement) will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

(f)                                   For the avoidance of doubt, the determination of whether any amendment, supplement or waiver has been consented to shall, where applicable, include any Additional Notes that have been issued under this Indenture.

Section 9.03                             Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04                             Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05                             Trustee to Sign Amendments, etc.

The Trustee and/or the Collateral Agent will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and/or the Collateral Agent.  The Issuers may not sign an amended or supplemental indenture until the Board of Directors of Holdings approves it.  In executing any amended or supplemental indenture, the Trustee and/or the Collateral Agent will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.02 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is a legal, valid and binding obligation of the Issuers (and the Guarantor, if applicable) enforceable in accordance with its terms.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01                      Grant of Security Interest.

(a)                                 The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes (including, but not limited to, all interest accrued or accruing (or which would, absent commencement of an Insolvency Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Law), accrue) after commencement of an Insolvency Proceeding, whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding), and performance of all other obligations of the Issuers and the Guarantors to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured by the Collateral pursuant to the Liens granted thereon under the Security Documents, subject to the Intercreditor Agreement.  Each Holder, by its acceptance of Notes, consents and agrees to the terms of the Intercreditor Agreement and the other Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) and authorizes and directs the Collateral Agent to enter into the Intercreditor Agreement and the other Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith and authorizes the Trustee and the Collateral Agent, as applicable, on behalf of and for the benefit of such Holder of Notes, to be the agent for and representative of such Holder with respect to the Collateral and the Security Documents.  The Issuers will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.  The Trustee and the Collateral Agent are hereby authorized and directed to enter into the Security Documents, including the Intercreditor Agreement.

(b)                                 Subject to and in accordance with the provisions of the Security Documents and this Indenture and subject to the rights of the holders of the First Lien Obligations, the Issuers and each Guarantor will have the right to remain in possession and retain exclusive control of the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

(c)                                  Anything contained in this Indenture or the Security Documents to the contrary notwithstanding, each Holder hereby agrees that no Holder shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies of the Trustee and the Collateral Agent hereunder may be exercised solely by the Trustee or the Collateral Agent, respectively, in accordance with the terms hereof and all powers, rights and remedies in respect of the Collateral under the Security Documents may be exercised solely by the Collateral Agent.

Section 10.02                      Release of Collateral.

(a)                                 Subject to subsections (b), (c) and (d) of this Section 10.02, Collateral may be released from the Lien and security interest created by the Security Documents in accordance with the provisions of the Security Documents (without the consent of the Trustee or the Collateral Agent) or (except as specified in clause (2) below) any Holders) under the following circumstances:

(1)                                 if any Subsidiary that is a Guarantor is released from its Note Guarantee pursuant to the terms of this Indenture, that Subsidiary’s assets will also be released from the Liens securing the Notes;

(2)                                 with consent of Holders of a majority of the outstanding Notes;

(3)                                 if required in accordance with the terms of the Intercreditor Agreement;

(4)                                 if such Collateral becomes Excluded Assets;

(5)                                 all of the Collateral, if the Issuers exercise their Legal Defeasance option or Covenant Defeasance option pursuant to Sections 8.01, 8.02 and 8.03 hereof;

(6)                                 all of the Collateral, upon satisfaction and discharge of this Indenture pursuant to Section 12.01 hereof or upon payment in full of the principal of, and premium and accrued and unpaid interest on, the Notes and all other Obligations that are then due and payable; and

(7)                                 to enable the Issuers and Guarantors to consummate asset sales and dispositions permitted or not prohibited under Section 4.10; provided, however, that such Liens will not be released if such sale or disposition is to a Restricted Subsidiary or is subject to Section 5.01.

(b)                                 The release of all or any portion of the Collateral from the Lien under the Collateral Documents pursuant to the terms hereof and of the Collateral Documents will not be deemed to impair the security interest under this Indenture in contravention of the provisions hereof. To the extent applicable, the Issuers and the Guarantors shall cause Trust Indenture Act Section 314(d) relating to the release of property from the Lien under the Collateral Documents to be complied with. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an Officer of the Issuers, except in cases in which Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person. It is expressly understood that this Section 10.02 relates only to the obligations under the TIA and shall not restrict or otherwise affect the Issuers’ or the Guarantors’ rights or abilities to obtain a release of the Collateral pursuant to the terms of the Collateral Documents or as otherwise permitted hereunder. A Person is “independent” if such Person (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuers or in any Affiliate of the Issuers and (iii) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Issuers. The Trustee and the Collateral Agent shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

(c)                                  Following the registration of the Initial Notes pursuant to the Registration Rights Agreement, the Issuers will comply with the provisions of TIA Section 314 to the extent applicable. To the extent applicable, the Issuers shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien created by the Collateral Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuers except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be a nationally recognized independent engineer, appraiser or other expert selected by the Issuers. Notwithstanding anything to the contrary in this Section 10.02, the Issuers shall not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to released Collateral.

(d)                                 So long as such transaction would not violate this Indenture, the Issuers and the Guarantors may, to the extent permitted by applicable law, without any release or consent by the Trustee, the Collateral Agent or any Holder, conduct ordinary course activities with respect to the Collateral, including:

•                  selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•                  abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•                  surrendering or modifying any franchise, license, or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•                  altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•                  granting a license of any intellectual property;

•                  selling, transferring or otherwise disposing of inventory in the ordinary course of business; and

•                  abandoning any intellectual property that is no longer used or useful in the Issuers’ business.

(e)                                  Notwithstanding anything to the contrary contained herein, at any time the Trustee or Collateral Agent is requested to acknowledge or execute a release of Collateral, the Trustee and/or the Collateral Agent shall be entitled to receive an Officers’ Certificate that all conditions precedent in the Note Documents to such release have been complied with.  The Trustee and Collateral Agent may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents.  Upon receipt of such documents the Collateral Agent shall (i) execute, deliver or acknowledge any instruments of termination, satisfaction or release reasonably requested of it to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents and (ii) to the extent applicable to such assets, take all action that is necessary or reasonably requested by the Issuers (in each case at the expense of the Issuers) to release and reconvey to the Issuers and the Guarantors without recourse such asset, and deliver such asset in its possession to the Issuers and the Guarantors.

(f)                                   In the event that an Issuer or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by such Issuer or Guarantor in accordance with the terms of this Indenture, and such Issuer or Guarantor requests the Trustee and/or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, the Collateral Agent and the Trustee, as applicable, shall execute, acknowledge and deliver to such Issuer or Guarantor (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release.  Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee and/or the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Liens of this Indenture and the Security Documents.

(g)                                  No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by an Issuer or any Guarantor be under any obligation to ascertain or inquire into the authority of such Issuer or Guarantor to make such sale or other disposition.

Section 10.03                      Recording and Opinions.

The Issuers will furnish to the Collateral Agent and the Trustee on or within one month of January 15 in each year beginning with January 15, 2014, an Opinion of Counsel either:

(1)                                 stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, mortgages, financing statements, mortgage reinscriptions, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given; or

(2)                                 stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

Section 10.04                      Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of Holders, direct, on behalf of the Holders, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(1)                                 enforce any of the terms of the Security Documents; and

(2)                                 collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder.

The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders or of the Trustee).

Section 10.05                      Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.06                      Termination of Security Interest.

Upon (i) the payment in full of the principal of, and premium and accrued and unpaid interest on, the Notes and all other Obligations that are then due and payable; (ii) satisfaction and discharge of this Indenture pursuant to Section 12.01 hereof; or (iii) the Issuers electing Covenant Defeasance or Legal Defeasance, the Trustee will, at the request of the Issuers, deliver a certificate to the Collateral Agent stating that the basis for release for all the Collateral in accordance with Section 10.02(a) has occurred, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Documents.

Section 10.07                      Collateral Agent’s Duties with Respect to Collateral

(a)                                 Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or Collateral Agent in good faith.  The Collateral Agent, as such, shall be acting as an agent and not as a fiduciary.

(b)                                 Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, as the case may be, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuers to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  Neither the Trustee nor the Collateral Agent shall have a duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Security Documents by the Issuers, the Guarantors or the Note Creditors.

Section 10.08                      Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Agreements.

(a)                                 Subject to the provisions of the applicable Security Documents, the Trustee and each Holder, by acceptance of any Notes agrees that (a) the Collateral Agent shall execute and deliver the Security Documents, and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof, (b) the Collateral Agent shall, at the direction of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Issuers and the Guarantors hereunder and under the Notes, the Note Guarantees and the Security Documents and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee).  Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Issuers request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

(b)                                 The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Agreements and to the extent not prohibited under the Intercreditor Agreement, as applicable, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

(c)                                  A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent may be effected pursuant to the terms of the Security Agreement.

ARTICLE 11

GUARANTEES

Section 11.01                      Guarantee.

(a)                                 The Guarantors, jointly and severally, on a senior secured basis, irrevocably, absolutely and unconditionally guarantee to each Holder and the Trustee the prompt and complete payment and performance when due, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers thereunder, no matter how the same shall become due, of all Guaranteed Obligations.

(b)                                 If the Issuers shall for any reason fail to pay any Guaranteed Obligation, as and when such Guaranteed Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, the Guarantors will, upon demand by the Trustee, pay such Guaranteed Obligation in full to the Trustee for the benefit of the Holders of Notes and the Trustee to which such Guaranteed Obligation is owed.  If the Issuers shall for any reason fail to perform promptly any Guaranteed Obligation that is not for the payment of money, the Guarantors will, upon demand by the Trustee, cause such Guaranteed Obligation to be performed or, if specified by the Trustee, provide sufficient funds, in such amount and manner as the Trustee shall in good faith determine, for the prompt, full and faithful performance of such Guaranteed Obligation by the Trustee or such other Person as the Trustee shall designate.  Without limiting the generality of the foregoing, the Guarantors will pay all amounts that constitute part of the Guaranteed Obligations that would be owing but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding.

Section 11.02                      Execution and Delivery of Guarantee.

(a)                                 To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor, by manual or facsimile signature, on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

(b)                                 Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect, subject to Section 11.04, notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(c)                                  If an Officer whose signature is on this Indenture or on the notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a notation of Guarantee is endorsed, the Guarantee will be valid nevertheless.

(d)                                 The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

(e)                                  In the event that the Issuers or any of their Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if such Domestic Subsidiary is required by Section 4.16 hereof to guarantee the obligations of the Issuers under the Notes and this Indenture, the Company shall cause such Domestic Subsidiary to execute a supplemental indenture to this Indenture in accordance with Section 4.16 and this Article Eleven, to the extent applicable, which supplemental indenture shall be executed and delivered on behalf of such Guarantor by an Officer of such Guarantor.

Section 11.03                      Limitation of Liability of Certain Guarantors.

(a)                                 Notwithstanding any other provision of this Article 11, each Guarantor confirms that it is the intention of each such Guarantor that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

(b)                                 Notwithstanding any other provision of this Article 11, with respect to any Guarantor guaranteed hereby and the liability of such Guarantor for all obligations under this Article 11 and any Note Document to which it is a party, liability shall be limited to the maximum liability that can be incurred by such Guarantor without rendering this Guarantee subject to avoidance under Section 548 of the Bankruptcy Law or any comparable provisions of any applicable state or federal law.

Section 11.04                      Unconditional Guaranty.

(a)                                 Each Guarantor will pay the Guaranteed Obligations strictly in accordance with the terms of the Note Documents to the extent permitted by law regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such term or any right of any Note Creditor with respect thereto.

(b)                                 This is a guarantee of payment and not of collection.  The obligations of each Guarantor under or in respect of this Article 11 and each Note Document to which such Guarantor is a party are independent of the Guaranteed Obligations or any other obligation of the Issuers or any other Guarantor under or in respect of the Note Documents, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Issuers or any other Guarantor or whether the Issuers or any other Guarantor is joined in any such action or actions.

(c)                                  The obligations of each Guarantor under this Article 11 and each Note Document to which such Guarantor is a party shall not, to the maximum extent permitted by law, be affected by:

(1)                                 any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of the Issuers or any other Guarantor;

(2)                                 any other proceeding involving the Issuers or any other Guarantor or any asset of the Issuers or any other Guarantor under any law for the protection of debtors; or

(3)                                 any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceeding against, the Issuers or any other Guarantor, any property of the Issuers or any other Guarantor, or the estate in bankruptcy of the Issuers or any other Guarantor in the course of or resulting from any such proceeding.

Section 11.05                      No Release Based on Actions of the Note Creditors

No action that the Collateral Agent or any other Note Creditor may take or omit to take in connection with any Note Document, any Guaranteed Obligation (or any other indebtedness owing by the Issuers to any Note Creditor), or any collateral security, and no course of dealing between any Note Creditor and the Issuers, any Guarantor or any other Person, shall release or diminish any Guarantor’s Guaranteed Obligations, liabilities, agreements or duties hereunder, affect this Guarantee or any Note Document to which Guarantor is a party, or afford any Guarantor any recourse against any Note Creditor, regardless of whether any such action or inaction may increase any risk to or liability of any Note Creditor, the Issuers or any Guarantor or increase any risk to or diminish any safeguard of any collateral security.

Section 11.06                      Waivers.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against performance or enforcement of such Guarantor’s obligations under this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the principal of, premium if any, and accrued interest on the Notes shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall immediately be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Notes. Each Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Notes pursuant to this Indenture and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 11.07                      Continuing Guaranty; Reinstatement.

(a)                                 The Guarantee set forth in this Article 11 is a continuing guaranty and shall remain in full force and effect until the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable hereunder, unless released in accordance with this Article 11.

(b)                                 This Article 11 and each Note Document to which any Guarantor is a party shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed

Obligation is rescinded or must otherwise be returned by any Note Creditor as a result of the insolvency, bankruptcy or reorganization of the Issuers or any Guarantor or otherwise, all as though such payment had not been made, and each Guarantor jointly and severally will pay such amount to the Trustee, on behalf of Holders, on demand.  Any transfer by subrogation that is made as contemplated in Section 11.02(b) prior to any such payment shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon automatically revert to and be vested in the Note Creditors.

Section 11.08                      Guarantors May Consolidate, etc., on Certain Terms.

(a)                                 Except as otherwise provided in Section 11.09 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuers or another Guarantor, unless:

(1)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(2)                                 either:

(A)                               the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is an Issuer or a Restricted Subsidiary of an Issuer or assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee, the Intercreditor Agreement and the other Security Documents (and, if applicable, the Registration Rights Agreement) pursuant to a supplemental indenture and other documentation, each satisfactory to the Trustee; or

(B)                               the Issuers deliver to the Trustee an Officers’ Certificate to the effect that the Net Proceeds of such sale or other disposition will be applied, and the Issuers cause such Net Proceeds to be applied, in accordance with Section 4.10 hereof.

(b)                                 In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee.  All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

(c)                                  Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a)(2)(A) and (a)(2)(B) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Issuers or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuers or another Guarantor.

(d)                                 In the event of any such transaction described in this Section 11.08, such Guarantor shall deliver to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such transaction is in compliance with this Indenture.

Section 11.09                      Releases.

The Note Guarantee of a Guarantor will be released, and such Guarantor shall be deemed automatically and unconditionally released and discharged from all of its obligations under its Note Guarantee, without any further action on the part of the Trustee or the Collateral Agent or any Holder of the Notes:

(1)                                 in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of an Issuer, if the sale or other disposition does not violate Section 4.10 hereof;

(2)                                 in connection with any sale, transfer or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of an Issuer, if the sale, transfer or other disposition does not violate Section 4.10 hereof;

(3)                                 if the Issuers designate that Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.17 hereof; or

(4)                                 upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof.

Any Guarantor not released from its obligations under its Guarantee as provided in this Section 11.09 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

Upon delivery by the Issuers to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuers in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01                      Satisfaction and Discharge.

This Indenture (including the Note Guarantees) and (to the extent relating to the Notes) all Security Documents will be discharged and will cease to be of further effect as to all Notes issued hereunder, and the Trustee and the Collateral Agent, at the expense of the Issuers, shall execute proper instruments acknowledging the same, when:

(1)                                 either:

(a)                                 all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b)                                 all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption (or delivering such notice of redemption in accordance with the procedures of DTC) or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, interest and premium, if any, and accrued interest to the date of maturity or redemption;

(2)                                 no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such Indebtedness) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound (other than instruments being contemporaneously repaid, defeased or terminated);

(3)                                 the Issuers or Guarantors have paid or caused to be paid all sums payable by them under this Indenture; and

(4)                                 the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 12.01(1)(b), the provisions of Sections 12.02 and 8.06 hereof will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02                      Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01                      Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

Interface Security Systems Holdings, Inc.
Interface Security Systems, L.L.C.

3773 Corporate Center Drive

Earth City, Missouri 63045
Attention:  Mr. Kenneth Obermeyer, Chief Financial officer

With a copy to:

Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201
Facsimile No.:  (214) 969-4343
Attention:  Terry M. Schpok, P.C.

If to the Trustee:

Wells Fargo Bank, N.A.
750 N. Saint Paul Place, Suite 1750

Dallas, Texas 75201
Facsimile No.:  (214) 756-7401
Attention:  Corporate Trust

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or transmitted pursuant to the applicable procedures of DTC.  Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers send a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including pdf files).  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 13.02                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(1)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.03                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and must include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of any Person may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon certificates of public officials or upon a certificate or opinion of, or representations by, an Officer or Officers of such Person stating that the information with respect to such factual matters is in the possession of such Person unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 13.04                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05                      No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, member, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.06                      Governing Law.

THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 13.07                     No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.08                      Successors.

All agreements of the Issuers in this Indenture and the Notes will bind its successors, except as provided in Section 5.02.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.08 hereof.

Section 13.09                      Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.10                      Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Indenture.  Any party delivering an executed counterpart of this Indenture by facsimile or electronic transmission also shall deliver an original executed counterpart of this Indenture, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Indenture.

Section 13.11                      Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.12                      Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.13                      U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 13.14                      Benefit of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Agent and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture, the Note Documents or the Notes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the date first written above.

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.

By:	/s/ Kenneth Obermeyer
Name: Kenneth Obermeyer
Title: Chief Financial Officer

INTERFACE SECURITY SYSTEMS, L.L.C.

By:	/s/ Kenneth Obermeyer
Name: Kenneth Obermeyer
Title: Chief Financial Officer

THE GREATER ALARM COMPANY, INC.

By:	/s/ Kenneth Obermeyer
Name: Kenneth Obermeyer
Title: Chief Financial Officer

WESTEC ACQUISITION CORP.

By:	/s/ Kenneth Obermeyer
Name: Kenneth Obermeyer
Title: Chief Financial Officer

WESTEC INTELLIGENT SURVEILLANCE, INC.

By:	/s/ Kenneth Obermeyer
Name: Kenneth Obermeyer
Title: Chief Financial Officer

WELLS FARGO BANK, N.A., as Trustee and Collateral Agent

By:	/s/ John C. Stohlmann
Name: John C. Stohlmann
Title: Vice President

EXHIBIT A

FORM OF 9 ¼ % SENIOR SECURED NOTE

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR THE INITIAL PURCHASER’S OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4)

THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).]

[Face of Note]

CUSIP/CINS

9 ¼ % Senior Secured Notes due 2018

No.	$

[or such greater or lesser amounts

as shall be endorsed on the attached

“Schedule of Exchange of

Interests in the Global Notes”]*

Interface Security Systems Holdings, Inc. and Interface Security Systems, L.L.C.

promises to pay to                                                  or registered assigns, the principal sum of                                                                                                                      DOLLARS [or such greater or lesser amounts as shall be endorsed hereon on the attached “Schedule of Exchange of Interests in the Global Notes”]* on January 15, 2018.

Interest Payment Dates:  July 15 and January 15, commencing July 15, 2013

Record Dates:  July 1 and January 1

Dated: January 18, 2013

Interface Security Systems Holdings, Inc.
Interface Security Systems, L.L.C.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

Wells Fargo Bank, N.A.,
as Trustee

By:
Authorized Signatory

* This schedule should be included only if the Note is issued in global form.

[Back of Note]

9 ¼ % Senior Secured Notes due 2018

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           INTEREST.  Interface Security Systems Holdings, Inc., a Delaware corporation (“Holdings”) and Interface Security Systems, L.L.C. (the “Company” and together with Holdings, the “Issuers”), promise to pay interest on the principal amount of this Note at 9 ¼ % per annum from January 18, 2013 until maturity and shall pay Additional Interest, if any, as provided in Section 5 of the Registration Rights Agreement.  The Issuers will pay interest semi-annually in arrears on July 15 and January 15 of each year, commencing on July 15, 2013, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be July 15, 2013. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(2)           METHOD OF PAYMENT.  The Issuers will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates provided herein.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, Additional Interest, if any, and interest then due.

(3)           PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers or any of their Subsidiaries may act in any such capacity.

(4)           INDENTURE.  The Issuers issued the Notes under an Indenture dated as of January 18, 2013 (as such may be amended or supplemented from time to time, the “Indenture”) among the Issuers, the Guarantors and the Trustee and Collateral Agent.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are secured obligations of the Issuers as provided in the Indenture and the Security Documents.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)           OPTIONAL REDEMPTION.

(a)           Except as set forth in this Paragraph 5 and Paragraph 7(a)(ii), the Notes will not be redeemable at the Issuers’ option.

(b)           At any time prior to July 15, 2015, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price of 109.250% of the aggregate principal amount of the Notes, plus accrued and unpaid interest and Additional Interest, if any, to but not including, the redemption date using an amount of cash equal to the net cash proceeds of one or more Equity Offerings, provided that: (i) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by an Issuer or a Subsidiary of an Issuer) remains outstanding immediately after the occurrence of such redemption; and (ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(c)           At any time prior to July 15, 2015, the Notes may be redeemed in whole or in part at the option of the Issuers upon not less than 30 days nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address (or transmitted otherwise in accordance with the applicable procedures of DTC), with a copy to the Trustee, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to but not including the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the interest payment date).

(d)           On or after July 15, 2015, the Issuers may redeem the Notes, in whole or in part, upon not less than 30 days nor more than 60 days’ notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register (or otherwise in accordance with the procedures of DTC), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the period set forth below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

For the period below	Percentage
On or after July 15, 2015 to January 14, 2016	104.625%
On or after January 15, 2016 to July 14, 2016	103.469%
On or after July 15, 2016 to January 14, 2017	102.313%
On or after January 15, 2017 to July 14, 2017	101.156%
July 15, 2017 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)           MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.  The Issuers may at any time and from time to time purchase the Notes in the open market or otherwise if such purchase complies with the then applicable agreements of this Indenture.

(7)           REPURCHASE AT THE OPTION OF HOLDER.

(a)           (i) Upon the occurrence of a Change of Control, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the date of settlement (the “Change of Control Payment Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Issuers will mail (or transmit otherwise in accordance with the applicable procedures of DTC) a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes as of the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice.

(ii)  In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Issuers (or any third party making such Change of Control Offer in lieu of the Issuers) purchases all of the Notes tendered by such Holders, the Issuers shall have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control purchase price, including interest to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date).

(b)           If the Issuers or a Restricted Subsidiary of the Issuers consummate any Asset Sales, within 30 days after the Asset Sale, if the aggregate amount of Excess Proceeds then exceeds $5.0 million, the Issuers will make an Asset Sale Offer to all Holders of Notes, and, at the Issuers’ option, all holders of Other Pari Passu Obligations, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and, if applicable, Other Pari Passu Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such Other Pari Passu Obligations to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(8)           NOTICE OF REDEMPTION.  Notice of redemption will be mailed (or transmitted otherwise in accordance with the applicable procedures of DTC) at least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder (or transmitted otherwise in accordance with the applicable procedures of DTC) whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. Notice of redemption may be conditional under the terms set forth in the Indenture.

(9)           DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)         PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)         AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture or the Notes or Guarantees may be amended or supplemented as specified in the Indenture.

(12)         DEFAULTS AND REMEDIES.  Events of Default are specified in the Indenture.  In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, with respect to the Issuers, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold notice of any continuing Default or Event of Default from Holders of the Notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, interest, premium or Additional Interest, if any, on, the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium and Additional Interest, if any, that has become due solely because of the acceleration) have been cured or waived.

(13)         TRUSTEE DEALINGS WITH THE ISSUER.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(14)         NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator or stockholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any Obligations of the Issuers or any Guarantor under the Notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(15)         AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)         ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)         CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)         GOVERNING LAW.  THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(19)         INTERCREDITOR AGREEMENT.  Anything herein to the contrary notwithstanding, in the event the Issuers or Guarantors incur any First Lien Obligations permitted under the Indenture, the liens and security interests securing the obligations evidenced by this promissory note, the exercise of any right or remedy with respect thereto, and certain of the rights of the Holder hereof will be subject to the provisions of an Intercreditor Agreement substantially in the form attached to the Indenture as Exhibit F (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”).  In the event of any conflict between the terms of the Intercreditor Agreement and this promissory note, the terms of the Intercreditor Agreement shall govern and control.

(20)         ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of January 18, 2013, among the Issuers, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Additional Notes.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Interface Security Systems Holdings, Inc.

Interface Security Systems, L.L.C.

3773 Corporate Center Drive

Earth City, Missouri 63045

Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                           to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 3.09 and Section 4.10 or Section 4.15 of the Indenture, check the appropriate box below:

☐ Section 3.09 and Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 3.09 and 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized Officer of Trustee or Custodian

*                 This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Interface Security Systems Holdings, Inc.

Interface Security Systems, L.L.C.

3773 Corporate Center Drive

Earth City, Missouri 63045

Attention:  Chief Financial Officer

Wells Fargo Bank, N.A.

750 N. Saint Paul Place, Suite 1750

Dallas, Texas 75201

Attention:  Corporate Trust

Re:                             9 ¼ % Senior Secured Notes due 2018

Reference is hereby made to the Indenture, dated as of January 18, 2013 (the “Indenture”), among Interface Security Systems Holdings, Inc., a Delaware corporation (“Holdings”) and Interface Security Systems, L.L.C., a Louisiana limited liability company (the “Company” and together with Holdings, the “Issuers”), the Guarantors from time to time party thereto and Wells Fargo Bank, N.A., as Trustee and as Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                      , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                                        (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and other jurisdictions.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐ Check if Transferee will take delivery of a beneficial interest in [the Regulation S Temporary Global Note,]903(b)(3) the Regulation S [Permanent] Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act [and/,] (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act [and (iv) if the proposed transfer is being made prior to the expiration of the applicable holding period with respect to restricted securities set forth in Rule 144 under the Securities Act, as amended, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser)] and (v) if the proposed transfer is being made prior to the expiration of the Restricted Period under Regulation S, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S [Permanent] Global Note[, the Regulation S Temporary Global Note] and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐   such Transfer is being effected to the Issuers or a Subsidiary thereof;

or

(c)                                  ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐ Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐ Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐    a beneficial interest in the:

(i)                                     ☐   144A Global Note (CUSIP                   ), or

(ii)                                  ☐   Regulation S Global Note (CUSIP                   ), or

(iii)                               ☐    IAI Global Note (CUSIP                   ); or

(b)                                 ☐    a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐   a beneficial interest in the:

(i)                                     ☐   144A Global Note (CUSIP                   ), or

(ii)                                  ☐   Regulation S Global Note (CUSIP                   ), or

(iii)                               ☐   IAI Global Note (CUSIP                   ); or

(iv)          ☐   Unrestricted Global Note (CUSIP                   ); or

(b)                                 ☐   a Restricted Definitive Note; or

(c)                                  ☐   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Interface Security Systems Holdings, Inc.
Interface Security Systems, L.L.C.

3773 Corporate Center Drive

Earth City, Missouri 63045
Attention:  Chief Financial Officer

Wells Fargo Bank, N.A.
750 N. Saint Paul Place, Suite 1750

Dallas, Texas 75201
Attention:  Corporate Trust

Re:                             9 ¼ % Senior Secured Notes due 2018

Reference is hereby made to the Indenture, dated as of January 18, 2013 (the “Indenture”), among Interface Security Systems Holdings, Inc., a Delaware corporation (“Holdings”) and Interface Security Systems, L.L.C., a Louisiana limited liability company (the “Company” and together with Holdings, the “Issuers”), the Guarantors from time to time party thereto and Wells Fargo Bank, N.A., as Trustee and as Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the

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Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Interface Security Systems Holdings, Inc.
Interface Security Systems, L.L.C.

3773 Corporate Center Drive

Earth City, Missouri 63045
Attention:  Chief Financial Officer

Wells Fargo Bank, N.A.
750 N. Saint Paul Place, Suite 1750

Dallas, Texas 75201
Attention:  Corporate Trust

Re:                             9 ¼ % Senior Secured Notes due 2018

Reference is hereby made to the Indenture, dated as of January 18, 2013 (the “Indenture”), among Interface Security Systems Holdings, Inc., a Delaware corporation (“Holdings”) and Interface Security Systems, L.L.C., a Louisiana limited liability company (the “Company” and together with Holdings, the “Issuers”), the Guarantors from time to time party thereto and Wells Fargo Bank, N.A., as Trustee and as Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                         aggregate principal amount of:

(a)                                 ☐ a beneficial interest in a Global Note, or

(b)                                 ☐ a Definitive Note,

we confirm that:

1.                                      we are an “Institutional Accredited Investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”);

2.                                      any purchase of Notes by us will be for our own account or the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion;

3.                                      either (1) we are not, and will not transfer the Notes to, an entity holding “plan assets,” within the meaning of 29 C.F.R. 2510.3-101, of any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”) or any “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (2) our purchase and holding of the Notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or any substantially similar applicable law);

4.                                      we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes, and we and any

D-1

accounts for which we are acting are able to bear the economic risks of an entire loss of our or their investment in the Notes;

5.                                      we are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the U.S. or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control;

6.                                      we have received a copy of the Offering Circular and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuers and receive answers thereto, as we deem necessary to verify the information contained in the Offering Circular; and

7.                                      we acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered ors old within the U.S. or to, or for the benefit of, U.S. persons except as set forth below.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture (as defined below)) has agreed pursuant to the provisions in the Indenture dated as of January 18, 2013 (the “Indenture”) among Interface Security Systems Holdings, Inc. (“Holdings”) and Interface Security Systems, L.L.C. (the “Company” and together with Holdings, the “Issuers”), the Guarantors from time to time party thereto and Wells Fargo Bank, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), (a) that the undersigned, jointly and severally with the other Guarantors, irrevocably, absolutely, and unconditionally guarantees to each Holder of Notes and the Trustee the prompt and complete payment and performance when due, and no matter how the same shall become due, of all Guaranteed Obligations subject to any limitation set forth therein; (b) that each reference in the Indenture to a “Guarantor” shall also mean and be a reference to the undersigned; (c) that the obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee; (d) to be bound by such provisions; and (e) to authorize and direct the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate such provisions.  Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

THIS NOTATION OF GUARANTEE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[NAME OF GUARANTORS]

By:
Name:
Title:

E-1

EXHIBIT F

[FORM OF INTERCREDITOR AGREEMENT]

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